UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/Preliminary Proxy Statement              / /  Confidential, for Use of the
/ /Definitive Proxy Statement                    Commission Only (as permitted
/ /Definitive Additional Materials                by Rule 14a-6(e)(2))
/ /Soliciting Material under Rule 14a-12

                              HCB BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
/ / No fee required.
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: common stock, par value $.01 per share

     (2) Aggregate number of securities to which transaction applies: 1,428,253 shares of common stock and options for 168,387 shares of common stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $18.63 per share for 1,428,253 shares of common stock, $9.255 per option for 6,100 options for shares of common stock, $0.53 per option for 25,000 options for shares of common stock and $9.505 per option for 137,287 options for shares of common stock

     (4)  Proposed maximum aggregate value of transaction: $27,982,972

     (5)  Total fee paid: $3,546


/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
                                    -------------

         (2) Form, Schedule or Registration Statement No.:
                                                          ------------

         (3) Filing Party:
                          --------------

         (4) Date Filed:
                        -----------

                           [HCB Bancshares, Inc. Logo]

                                  May 24, 2004


Dear Shareholder:

     You are cordially invited to attend the special meeting of shareholders of HCB Bancshares, Inc. to be held at The Camden Country Club, 1915 Washington Street SW, Camden, Arkansas 71701 on Thursday, June 24, 2004 at 10:00 a.m., local time.

     On January 13, 2004, HCB Bancshares agreed to be acquired by Rock Bancshares, Inc. by means of a share acquisition pursuant to the terms of an acquisition agreement. If the share acquisition is consummated, you will receive a cash payment of $18.63, as adjusted, for each share of HCB Bancshares common stock that you own, unless you perfect appraisal rights in accordance with Oklahoma law. Upon consummation of the share acquisition, you will no longer own any stock, or have any interest in, HCB Bancshares, nor will you receive, as a result of the share acquisition, any stock of Rock Bancshares.

     At the special meeting, you will be asked to consider and vote on the adoption and approval of the acquisition agreement, as well as a proposal to adjourn the special meeting, as necessary, in order to solicit additional votes in favor of the proposal to adopt and approve the acquisition agreement in the event that sufficient shares to adopt and approve the acquisition agreement are not present in person or by proxy at the special meeting. A majority of the outstanding shares of HCB Bancshares common stock must be voted in favor of the approval and adoption of the acquisition agreement for the share acquisition to be consummated. If the acquisition agreement is adopted and approved, and all other conditions described in the acquisition agreement have been met, or waived, the share acquisition is expected to occur during the third quarter of 2004, but not later than August 31, 2004, unless the time period is extended by the mutual agreement of the parties.

     Your Board of Directors believes that the share acquisition is in the best interests of HCB Bancshares shareholders for the reasons set forth in detail beginning on pages __ and __ of this proxy statement dated May 24, 2004 and unanimously recommends that you vote FOR adoption and approval of the acquisition agreement and FOR the proposal to adjourn the special meeting to solicit additional votes if sufficient votes are not present in person or by proxy at the special meeting to adopt and approve the acquisition agreement. Your Board of Directors has received the opinion of Keefe Bruyette & Woods, Inc. that the consideration to be received by HCB Bancshares shareholders in the share acquisition is fair from a financial point of view.

     This proxy statement provides you with detailed information about the proposed share acquisition and includes as Appendix A, a complete text of the acquisition agreement. We urge you to read the enclosed materials carefully. Please complete, sign and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the special meeting.

                                          Sincerely,



                                          Charles T. Black
                                          Chairman of the Board,
                                          President and Chief Executive Officer

     THIS PROXY STATEMENT DATED MAY 24, 2004 IS FIRST BEING MAILED TO HCB BANCSHARES' SHAREHOLDERS ON OR ABOUT MAY __, 2004.

                              HCB BANCSHARES, INC.
                             237 Jackson Street, SW
                           Camden, Arkansas 71701-3941
                                 (870) 836-6841

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     The special meeting of shareholders of HCB Bancshares will be held on Thursday, June 24, 2004, 10:00 a.m., local time, at The Camden Country Club 1915 Washington Street SW, Camden, Arkansas 71701 for the following purposes:

1. To adopt and approve the share acquisition to be consummated pursuant to the terms of the Agreement of Acquisition dated as of January 13, 2004, by and among HCB Bancshares and Rock Bancshares, Inc;

2. To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to adopt and approve the acquisition agreement; and

3. To transact such other business as may properly come before the special meeting.

     The Board of Directors is not aware of any other business to come before the special meeting.

     Any action may be taken on these above listed proposals at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. You can vote at the special meeting if you owned HCB Bancshares common stock at the close of business on May 10, 2004, the record date.

     As a shareholder of HCB Bancshares, in connection with the share acquisition, you have the right to file a written demand for appraisal of your shares of HCB Bancshares common stock under applicable provisions of Oklahoma law before the acquisition agreement is voted on at the special meeting, or any adjournment thereof, and you must not vote in favor of the adoption and approval of the acquisition agreement. A copy of the Oklahoma statutory provisions regarding appraisal rights is included as Appendix C to this proxy statement, and a summary of these provisions can be found under "PROPOSAL I - ADOPTION AND APPROVAL OF THE SHARE ACQUISITION - Appraisal Rights."

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  Paula J. Bergstrom
                                  Secretary
Camden, Arkansas
May 24, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE HCB BANCSHARES THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE SPECIAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE IT IS EXERCISED.

           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.
                     ---

                                TABLE OF CONTENTS

                                                   Page
                                                   ----
PROPOSAL ONE - ADOPTION AND
APPROVAL OF THE SHARE
ACQUISITION......................................

SUMMARY OF TERMS.................................

SUMMARY  ........................................
The Companies....................................
The Special Meeting..............................
The Share Acquisition............................
What You Will Receive for Your Shares of
    HCB Bancshares Common Stock..................
Share Acquisition Financing......................
Reasons for the Share Acquisition................
Vote Required to Adopt and Approve
 the Share Acquisition...........................
Recommendation of HCB Bancshares'
    Board of Directors...........................
Opinion of HCB Bancshares' Financial
    Advisor......................................
Interests of Certain Persons
 in the Share Acquisition........................
Expenses, Termination Fee and
 Deposit.........................................
Appraisal Rights.................................
Taxable..........................................
Transaction to HCB Bancshares
    Shareholders.................................

MARKET PRICE AND DIVIDEND
   DATA FOR HCB BANCSHARES
   COMMON STOCK..................................

THE SPECIAL MEETING..............................
Date, Place and Time.............................
Matters to Be Considered.........................
Record Date; Voting Rights; Vote Required........
Voting and Revocation of Proxies.................
Solicitation of Proxies..........................
Important Information for Shareholders
    Whose Stock is Held in Street Name...........
Important Information for Participants in
    the HCB Bancshares Employee
    Stock Ownership Plan.........................


                                                    Page
                                                    ----
THE ACQUISITION AGREEMENT AND
THE SHARE ACQUISITION.............................
The Parties to the Acquisition Agreement..........
Description of the Acquisition Agreement, and
     the Share Acquisition........................
Background of the Share Acquisition ..............
Reasons for the Share Acquisition and
    Recommendation of the Board of Directors......
Opinion of HCB Bancshares' Financial Advisor......
Share Acquisition Consideration...................
Share Acquisition Financing   ....................
Payment Procedures................................
Closing...........................................
Conditions to Completion of the Share
    Acquisition...................................
Agreements of the Parties.........................
Restrictions on Operations........................
Other Acquisition Proposals.......................
Representations and Warranties....................
Regulatory Approvals..............................
Termination of the Acquisition Agreement..........
Waiver of Performance of Obligations..............
Expenses, Termination Fee and Deposit.............
Tax Consequences to Shareholders..................
Appraisal Rights..................................
Interests of Certain Persons in the Share
    Acquisition...................................


PROPOSAL TWO - ADJOURNMENT OF
THE SPECIAL MEETING...............................

VOTING SECURITIES AND PRINCIPAL
HOLDERS THEREOF

OTHER MATTERS     ................................

MISCELLANEOUS

SHAREHOLDER PROPOSALS

Appendix A -   Agreement of Acquisition...........A-1
Appendix B -   Fairness Opinion of Keefe,
               Bruyette & Woods, Inc..............B-1
Appendix C -   Oklahoma Appraisal Rights..........C-1
Appendix D -   Financial Statements
               of Rock Bancshares    .............D-1

                              HCB BANCSHARES, INC.
                             237 Jackson Street, SW
                           Camden, Arkansas 71701-3941
                                 (870) 836-6841

                                 PROXY STATEMENT

                         Special Meeting of Shareholders
                    to be held on June 24, 2004 at 10:00 a.m.
  at The Camden Country Club, 1915 Washington Street SW, Camden, Arkansas 71701
                                 (870) 836-6841

     HCB Bancshares is holding a special meeting of shareholders to: (i) vote on the adoption and approval of a share acquisition pursuant to the terms of the acquisition agreement by and among HCB Bancshares and Rock Bancshares, Inc., and
(ii) vote on a proposal to adjourn the special meeting in order to solicit additional votes in the event there are not sufficient votes present at the special meeting to adopt and approve the acquisition agreement. If shareholders adopt and approve the acquisition agreement, and the other conditions in the acquisition agreement described below are met, or waived, each shareholder of HCB Bancshares, other than shareholders who perfect appraisal rights under Oklahoma law, will receive $18.63 in cash, as adjusted, for each share of HCB Bancshares common stock that the shareholder owns on the record date.

     There were 1,431,470 shares of HCB Bancshares common stock outstanding and entitled to receive notice of and vote at the special meeting as of May 10, 2004, the record date. Each share entitles its holder to one vote on the proposal to adopt and approve the acquisition agreement and one vote on the proposal to adjourn the special meeting, if necessary. The share acquisition cannot occur unless the Office of Thrift Supervision approves the share acquisition.

     HCB Bancshares is furnishing this proxy statement to its shareholders on approximately May 24, 2004.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO INDICATE HOW YOU WANT TO VOTE YOUR SHARES.

THE BOARD OF DIRECTORS OF HCB BANCSHARES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE ACQUISITION AGREEMENT AND IN FAVOR OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING.

--------------------------------------------------------------------------------
                     PROPOSAL ONE - ADOPTION AND APPROVAL OF
                              THE SHARE ACQUISITION
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This is a summary of the most material terms of the acquisition agreement.

     o If the share acquisition occurs, each HCB Bancshares shareholder will receive $18.63, as adjusted, in cash for each share of HCB Bancshares common stock owned on the record date unless a shareholder perfects appraisal rights under Oklahoma law. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Description of the Acquisition Agreement and Share Acquisition" beginning on page __ for more information.

     o The share acquisition cannot occur unless the shareholders of HCB Bancshares adopt and approve the acquisition agreement by a majority of the total number of shares outstanding and the Office of Thrift Supervision approves the share acquisition. See the discussions under the captions "THE SPECIAL MEETING - Record Date; Voting Rights; Vote Required" beginning on page __ and "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Regulatory Approvals" beginning on page __ for more information.

     o Shareholders will generally recognize a taxable gain or loss measured by the difference between the cash received in the share acquisition and their tax basis in their shares of HCB Bancshares common stock. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Tax Consequences to Shareholders" beginning on page __ for more information.

     o HCB Bancshares' Board of Directors has approved and adopted the acquisition agreement and has unanimously recommended that the HCB Bancshares shareholders vote to adopt and approve the acquisition agreement. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Reasons for the Share Acquisition and Recommendation of the Board of Directors" beginning on page __ for more information.

     o HCB Bancshares has agreed that it will not seek or encourage a competing transaction to acquire HCB Bancshares or HEARTLAND Community Bank except in very limited circumstances in which an unsolicited offer is made. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Other Acquisition Proposals" beginning on page __ for more information.

     o Participants in the HEARTLAND Community Bank Directors' Retirement Plan may consent to the termination of the plan and receive payment of their entire account balance at the closing of the share acquisition.

     o Rock Bancshares shall purchase and keep in force for the directors and officers of HCB Bancshares continued coverage under their directors and officers liability insurance for acts and omissions occurring prior to the effective time of the share acquisition for at least six years following the effective time of the share acquisition, and officers and directors will be entitled to indemnification from Rock Bancshares following the effective time of the share acquisition for service prior to the effective time of the share acquisition, subject to certain limitations and qualifications.

     o Certain officers whose employment agreements will terminate as a result of the share acquisition will also be entitled to receive severance and other payments. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Interests of Certain Persons in the Share Acquisition" beginning on page __ for more information.

     o Shareholders have the right to file a written demand for appraisal of their shares provided that they satisfy the statutory requirements under Oklahoma law. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Appraisal Rights" beginning on page __ for more information.

     o The acquisition agreement has provisions that would require HCB Bancshares to pay Rock Bancshares for out-of-pocket expenses not to exceed $500,000, in the aggregate, if the acquisition agreement is terminated or suspended for certain reasons. In addition, the acquisition agreement has a provision that would require a termination fee of $1,075,000 (subject to an off-set of the up to $500,000 paid for expenses) to be paid to Rock Bancshares by HCB Bancshares if the acquisition agreement is terminated under certain circumstances, and if certain acquisition transactions occur with a third party within a year of a termination of the acquisition agreement by means of a willful breach of the representations, warranties and covenants of the acquisition agreement by HCB Bancshares. This provision may have the effect of discouraging other potential bidders from attempting to acquire HCB Bancshares and HEARTLAND Community Bank. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Expenses, Termination Fee and Deposit" beginning on page __ for more information.

     o Rock Bancshares paid HCB Bancshares a deposit of $750,000 towards the consideration to be paid to shareholders when the acquisition agreement was executed. If the acquisition is terminated, the deposit will either be retained by HCB Bancshares or refunded to Rock Bancshares depending on the circumstances regarding the termination of the acquisition agreement. See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Expenses,
          Termination   Fee  and   Deposit"   beginning  on  page  __  for  more
          information.

     o HCB Bancshares and Rock Bancshares expect that the share acquisition will be consummated in the third quarter of 2004, but not later than August 31, 2004, unless the time period is extended by the mutual agreement of the parties.

                                     SUMMARY

     This brief summary highlights selected information contained in this proxy statement. It does not contain all of the information that is important to you. To fully understand the share acquisition and the acquisition agreement, we urge you to carefully read the entire proxy statement including the acquisition agreement, which is the legal document that governs the share acquisition. The acquisition agreement is attached to this proxy statement as Appendix A.

THE COMPANIES (PAGES __ THROUGH __)

                              HCB BANCSHARES, INC.
                             237 Jackson Street, SW
                           Camden, Arkansas 71701-3941
                                 (870) 836-6841

     HCB Bancshares is an Oklahoma corporation and the savings and loan holding company for HEARTLAND Community Bank, a federal savings bank chartered under the laws of the United States. The Bank currently has four full service offices and one deposit-only office located in Camden, Fordyce, Bryant and Sheridan, Arkansas. As of March 31, 2004, HCB Bancshares reported unaudited consolidated total assets of $225.1 million, total liabilities of $196.9 million, including deposits of $136.8 million, and shareholders' equity of $28.2 million.

     HCB Bancshares' common stock is publicly traded on the Nasdaq SmallCap Market under the symbol "HCBB".

                              ROCK BANCSHARES, INC.
                              2222 Cottondale Lane
                           Little Rock, Arkansas 72202
                                 (501) 664-8722

     Rock Bancshares is an Arkansas corporation formed in January 2004 to enter into the acquisition agreement. Until the consummation of the share acquisition, Rock Bancshares will not have had any material operations. Upon consummation of the share acquisition, Rock Bancshares will be a savings and loan holding company registered with the Office of Thrift Supervision.

THE SPECIAL MEETING (PAGES __ THROUGH __)

     We will hold the special meeting on Thursday, June 24, 2004, at The Camden Country Club, 1915 Washington Street SW, Camden, Arkansas to vote on the proposal to adopt and approve the acquisition agreement and to adjourn the special meeting to solicit, if necessary, additional proxies in the event there are not sufficient votes present in person or by proxy to adopt and approve the acquisition agreement. You can vote at the special meeting if you owned HCB Bancshares common stock on May 10, 2004, the record date for the special meeting.

THE SHARE ACQUISITION (PAGE __)

     If the acquisition agreement is adopted and approved by HCB Bancshares shareholders, and the parties satisfy or waive the other conditions of the acquisition agreement, Rock Bancshares will acquire each of the issued and outstanding shares of HCB Bancshares in the share acquisition. If the acquisition agreement is not adopted and approved by the shareholders of HCB Bancshares, the share acquisition will not take place and each of HCB Bancshares and Rock Bancshares will continue as separate entities.

WHAT YOU WILL RECEIVE FOR YOUR SHARES OF HCB BANCSHARES COMMON STOCK (PAGES __ THROUGH __)

     As a HCB Bancshares shareholder, each of your shares of HCB Bancshares common stock, other than shares owned by shareholders who have perfected appraisal rights under Oklahoma law, will automatically become exchangeable for $18.63 in cash, subject to adjustment. You will be required to surrender your HCB Bancshares stock certificate(s) to the designated transfer agent to receive this cash payment. Rock Bancshares will appoint this transfer agent who will send you written instructions for surrendering your certificates. For more information on how this exchange procedure works, see "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Payment Procedures" on page __ of this proxy statement.

SHARE ACQUISITION FINANCING (PAGE__)

     In order for the share acquisition to be consummated, prior to the closing Rock Bancshares must deliver the share acquisition price (approximately $26.6 million, subject to adjustment, inclusive of the $750,000 deposit) to the transfer agent for the benefit of the holders of shares of HCB Bancshares common stock. Rock Bancshares expects to fund the share acquisition price from (i) its working capital, which has been committed by its initial shareholders; (ii) a draw down on a $15.0 million credit commitment Rock Bancshares has received from a bank, and (iii) up to $12.5 million to be raised in a private placement of common stock of Rock Bancshares. At the time of the execution of the acquisition agreement, Rock Bancshares made an earnest money deposit of $750,000 to HCB Bancshares. HCB Bancshares agreed to pay this deposit over to the transfer agent prior to the closing in order to have the deposit credited towards the share acquisition price for the benefit of the shareholders of HCB Bancshares.

REASONS FOR THE SHARE ACQUISITION (PAGES __ THROUGH __)

     The Board of Directors of HCB Bancshares reviewed a number of items in deciding to enter into the acquisition agreement including the following:

     o the value being offered to HCB Bancshares shareholders in relation to the market value, book value and earnings per share of HCB Bancshares' common stock;

     o the fact that HCB Bancshares has received a deposit of $750,000 from Rock Bancshares that would be retained by HCB Bancshares if Rock Bancshares is unable to satisfy its closing obligations, including obtaining regulatory approval by August 31, 2004;

     o information concerning the financial condition, results of operations and/or prospects of HCB Bancshares, including the long-term equity growth potential of HCB Bancshares as compared to, and in connection with, the consideration to be received in the share acquisition;

     o    the competitive environment for financial institutions generally;

     o the financial terms of other recent business combinations in the local financial services industry;

     o the opinion of HCB Bancshares' financial advisor, Keefe, Bruyette & Woods, Inc., that the consideration to be received by HCB Bancshares' shareholders in the share acquisition is fair to such shareholders from a financial point of view; and

     o the financial effect of HCB Bancshares' continued operation as an independent financial institution on HCB Bancshares' stockholders' value and the comparison of the benefits of such continued operations with the benefits to stockholders of entering into the share acquisition.

     Generally, the Board of Directors concluded that in the long term, HCB Bancshares could not produce shareholder value in excess of the share acquisition consideration, and that the share acquisition consideration was fair, from a financial point of view, to HCB Bancshares shareholders.

VOTE REQUIRED TO ADOPT AND APPROVE THE SHARE ACQUISITION (PAGES __ THROUGH __)

     The acquisition will be adopted and approved if a majority of the outstanding shares of HCB Bancshares common stock are voted for it. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box, will have the same effect as a vote against the acquisition agreement. As of May 10, 2004, directors and executive officers of HCB Bancshares and their affiliates beneficially owned an aggregate of 96,150 shares, or approximately 6.73% of the shares of HCB Bancshares common stock outstanding on the record date, excluding shares which they had the right to acquire upon the exercise of options as of the date of the signing of the acquisition agreement. We expect that the directors and officers will vote in favor of the proposal to adopt and approve the acquisition agreement.

RECOMMENDATION OF HCB BANCSHARES' BOARD OF DIRECTORS (PAGES __ THROUGH __)

     The Board of Directors of HCB Bancshares believes that the share acquisition is fair to you and in your best interests and unanimously recommends that you vote FOR the approval and adoption of the acquisition agreement. For a discussion of the circumstances surrounding the share acquisition and the factors considered by HCB Bancshares' Board of Directors in approving the acquisition agreement, see "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION
- Background of the Share Acquisition and - Reasons for the Share Acquisition and Recommendation of the Board of Directors" on pages __ and __ of this proxy statement.

OPINION OF HCB BANCSHARES' FINANCIAL ADVISOR (PAGES __ THROUGH __)

     Keefe, Bruyette & Woods, Inc., has delivered its written opinion to the HCB Bancshares Board of Directors, dated as of January 13, 2004, and confirmed on ________ __, 2004, that the consideration to be received by the shareholders of HCB Bancshares in the share acquisition is fair from a financial point of view. We have attached this opinion as Appendix B to this proxy statement. You should read it carefully for a description of the procedures followed, matters considered and limitations on the reviews undertaken by Keefe, Bruyette & Woods, Inc. in providing its opinion. For a description of the Keefe, Bruyette & Woods, Inc.'s opinion, the analyses performed and the factors considered by Keefe, Bruyette & Woods, Inc. in rendering its opinion, see "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Opinion of HCB Bancshares' Financial Advisor" beginning on page __ of this proxy statement.

INTERESTS OF CERTAIN PERSONS IN THE SHARE ACQUISITION  (PAGES __ THROUGH __)

     Some of HCB Bancshares' directors and officers have interests in the share acquisition that are different from, or are in addition to, their interests as shareholders in HCB Bancshares. The Board of Directors knew about these additional interests and considered them when the Board approved and adopted the acquisition agreement and the share acquisition. These include:

     o provisions in the acquisition agreement relating to indemnification and insurance claims against directors and officers;

     o the vesting of all shares of common stock distributed under the Management Recognition Plan upon the execution of the acquisition agreement;

     o the cancellation of outstanding stock options granted under the HCB Bancshares, Inc. 1998 Stock Option Plan, all of which shall have become fully exercisable upon the execution of the acquisition agreement by HCB Bancshares, in exchange for a cash payment equal to the difference between $18.63 per share, as adjusted, and the option exercise prices of $9.125, $9.375 and $18.10;

     o if agreed to by the participant, the cash payment of account balances to each of the five participants in the HEARTLAND Community Bank Retirement Plan Directors' Retirement Plan;

     o the acceleration and distribution of shares under the terminated HCB Bancshares Employee Stock Ownership Plan; and

     o payments to HCB Bancshares' officers under their employment agreements and severance agreements.

     See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Interests of Certain Persons in the Share Acquisition" beginning on page __ for more information.

EXPENSES, TERMINATION FEE AND DEPOSIT (PAGES __ THROUGH __)

     The acquisition agreement requires HCB Bancshares to reimburse Rock Bancshares for out-of-pocket expenses, not to exceed $500,000 in the aggregate, if the acquisition agreement is terminated under certain circumstances. In addition, the acquisition agreement has a provision that would require a termination fee of $1,075,000 (subject to an off-set of the up to $500,000 paid for expenses) be paid to Rock Bancshares by HCB Bancshares, under certain circumstances, and if certain acquisition transactions occur with a third party within a year of a termination of the acquisition agreement by HCB Bancshares due to its willful breach of a representation, warranty or covenant of the acquisition agreement. This provision may have the effect of discouraging entities other than Rock Bancshares from attempting to acquire HCB Bancshares and HEARTLAND Community Bank.

     Upon execution of the acquisition agreement, Rock Bancshares deposited the sum of $750,000 with HCB Bancshares. Upon the closing of the share acquisition such funds shall be applied in payment of the aggregate consideration payable to HCB Bancshares shareholders. In the event that the share acquisition is not consummated, the deposit shall be either retained by HCB Bancshares or refunded to Rock Bancshares depending on the circumstances surrounding the termination of the acquisition agreement.

     See the discussion under the caption "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Expenses, Termination Fee and Deposit" beginning on page __ for more information.

APPRAISAL RIGHTS (PAGES __ THROUGH __)

     You have the right under Oklahoma law to file a written demand for appraisal of the fair value of your shares of HCB Bancshares common stock. If you want to exercise appraisal rights, you must carefully follow the procedures described in "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Appraisal Rights" beginning on page __ of this proxy statement.

TAXABLE TRANSACTION TO HCB BANCSHARES SHAREHOLDERS (PAGES __ THROUGH __)

     For United States federal income tax purposes, your exchange of shares of HCB Bancshares common stock for cash in the share acquisition generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the share acquisition and your tax basis in your shares of HCB Bancshares common stock. See "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Tax Consequences to Shareholders" beginning on page __ of this proxy statement.

                       MARKET PRICE AND DIVIDEND DATA FOR
                           HCB BANCSHARES COMMON STOCK


     HCB Bancshares' common stock is quoted on the Nasdaq Small-Cap Market under the symbol "HCBB." On May 10, 2004, there were [488] shareholders of record according to the Company's transfer agent listing. Following are the high and low bid prices, by fiscal quarter, as reported on the Nasdaq Small-Cap Market since the first quarter of fiscal year 2003, as well as the dividends paid during such quarters.

                                                     High               Low             Dividends Per Share
                                                     ----               ---             -------------------
              Fiscal 2004
                 First Quarter                     $ 19.35            $ 15.84               $ 0.09
                 Second Quarter                      20.13              17.75                 0.09
                 Third Quarter                       20.13              15.84                 0.09
                 Fourth Quarter                      ______             _____               ______
                 (through May __, 2004)

              Fiscal 2003
                 First Quarter                     $ 15.59            $ 14.00               $ 0.08
                 Second Quarter                      16.51              15.05                 0.09
                 Third Quarter                       17.25              15.93                 0.09
                 Fourth Quarter                      18.35              16.50                 0.09


     The stated high and low bid prices  reflect  inter-dealer  prices,  without
retail  mark-up,   markdown  or  commission,   and  may  not  represent   actual
transactions.

     The payment of dividends on common stock is subject to determination and declaration by the Board of Directors of HCB Bancshares. The payment of future dividends will be subject to the requirements of applicable law and the determination by the Board of Directors of HCB Bancshares that the net income, capital and financial condition of HCB Bancshares and HEARTLAND Community Bank, thrift industry trends and general economic conditions justify the payment of dividends, and there can be no assurance that dividends will continue to be paid in the future.

                               THE SPECIAL MEETING

DATE, PLACE AND TIME

     The special meeting is scheduled to be held at 10:00 a.m., local time, on Thursday, June 24, 2004, at The Camden Country Club, 1915 Washington Street SW, Camden, Arkansas 71701.

MATTERS TO BE CONSIDERED

     At the special meeting, you will be asked to consider:

     o A proposal to adopt and approve the share acquisition pursuant to the terms of the Agreement of Acquisition, dated as of January 13, 2004, by and among HCB Bancshares and Rock Bancshares;

     o A proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to adopt and approve the acquisition agreement; and

     o    Such other business that may properly come before the special meeting.

     As of the date of this proxy statement, HCB Bancshares' Board of Directors is not aware of any business to be acted upon at the special meeting other than the proposal to adopt and approve the acquisition agreement and the proposal to adjourn the special meeting, if necessary. If other matters are properly brought before the special meeting, or any adjournments or postponements of the special meeting, HCB Bancshares' Board of Directors will have discretion to vote or act on such matters according to its best judgment.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED

     The HCB Bancshares' Board of Directors has fixed the close of business on May 10, 2004 as the record date for the determination of shareholders of HCB Bancshares entitled to receive notice of and to vote at the special meeting. On the record date, there were 1,431,470 shares of HCB Bancshares common stock outstanding. Each holder of HCB Bancshares common stock is entitled to one vote per share held of record on the record date.

     The presence in person or by proxy at the special meeting of the holders of one-third of the outstanding shares of HCB Bancshares' common stock is required for a quorum. Under the Oklahoma General Corporation Law, approval and adoption of the acquisition agreement will require the affirmative vote of a majority of the outstanding shares of HCB Bancshares common stock entitled to vote on the acquisition agreement. Accordingly, an abstention, a failure to vote, or a broker non-vote, has the same effect as a vote against the acquisition agreement. In accordance with the Bylaws of HCB Bancshares, the proposal to adjourn the special meeting must be authorized by a majority of the votes cast at the special meeting entitled to vote on the proposal. Directors and executive officers of HCB Bancshares and their affiliates beneficially owned on the record date an aggregate of 96,150 shares, or approximately 6.73% of the outstanding shares of HCB Bancshares common stock (excluding shares which they had the right to acquire on the exercise of options). Directors Parker, Steelman, Murry and Akin act as trustees for the HCB Bancshares Employee Stock Ownership Plan Trust and the HCB Bancshares 1998 Stock Option Plan Trust. As trustees of the ESOP Trust, these directors will vote the allocated shares of the ESOP as directed by Plan participants and the unallocated shares or allocated shares for which no voting instructions were received, in the same proportion, for which the trustees have received voting instructions. As trustees of the Stock Option Plan Trust, the directors shall vote the 3,217 shares held by the trust in the same proportion as the ESOP shares are voted. The shares held by each of these trusts, which are voted by the directors as trustees, are excluded from the shares voted by directors and officers for purposes of the calculation made in this paragraph. It is expected that the share held by the officers and directors of HCB Bancshares will be voted in favor for the same acquisition.

VOTING AND REVOCATION OF PROXIES

     Shares of HCB Bancshares common stock represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently revoked, will be voted at the special meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of HCB Bancshares common stock represented by the proxy will be voted FOR approval and adoption of the acquisition agreement and FOR the proposal to adjourn the special meeting, if necessary.

     If you want to revoke the proxy you submit in response to this proxy solicitation, you must: (i) sign and deliver a written notice with a later date to the Secretary of HCB Bancshares at or before the special meeting stating that you want to revoke the proxy; (ii) sign and deliver to the Secretary of HCB Bancshares at or before the meeting a later-dated proxy card relating to the same shares; or (iii) attend the meeting and vote in person. Revoking a proxy is effective only if it occurs before the polls close at the special meeting. Attending the meeting does not automatically revoke a proxy. You must deliver written notice revoking a proxy to Paula J. Bergstrom, Secretary, HCB Bancshares, Inc., 237 Jackson Street, SW, Camden, Arkansas 71701-3941.

     A proxy may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though those shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present for purposes of a quorum but will not be counted as voting in favor of such proposal.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of HCB Bancshares may solicit proxies from HCB Bancshares shareholders, either personally or by telephone or other forms of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. HCB Bancshares will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. HCB Bancshares will bear its own expenses in connection with the solicitation of its proxies for the special meeting. ________________________, a proxy solicitation firm, will be paid a fee of $_______, plus out-of-pocket expenses, to assist HCB Bancshares in the solicitation of proxies.

IMPORTANT INFORMATION FOR SHAREHOLDERS WHOSE STOCK IS HELD IN STREET NAME

     If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on HCB Bancshares' stock records in your own name, your broker will not vote your shares with respect to the share acquisition unless you instruct your broker on how you want your votes to be cast. Please tell your broker as soon as possible how to vote your shares to make sure that your broker has enough time to vote your shares before the polls close at the special meeting. If your stock is held in street name, you do not have the direct right to vote your shares or to revoke a proxy for your shares unless the record holder of your stock gives you that right in writing.

IMPORTANT INFORMATION FOR PARTICIPANTS IN THE HCB BANCSHARES EMPLOYEE STOCK OWNERSHIP PLAN

     If you participate in the HCB Bancshares' Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in your participant account. Each participant in the ESOP may direct the trustees as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the trustees' exercise of their fiduciary obligations.

               THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION

     The following discussion is qualified by reference to the Agreement of Acquisition which is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to read the acquisition agreement carefully in its entirety. All information contained in this proxy statement with respect to Rock Bancshares and Rock Bancshares' financing of the share acquisition has been obtained from Rock Bancshares or its counsel and has not been independently verified by HCB Bancshares.

THE PARTIES TO THE ACQUISITION AGREEMENT

     HCB BANCSHARES. HCB Bancshares is an Oklahoma corporation organized at the direction of the Board of Directors of HEARTLAND Community Bank in December 1996 to be the holding company for HEARTLAND Community Bank following its conversion from mutual to stock form. HEARTLAND Community Bank is a federally chartered savings bank that operates four full service offices and one deposit only office located in Camden, Fordyce, Bryant and Sheridan, Arkansas.

     ROCK BANCSHARES. Rock Bancshares is an Arkansas corporation formed on January 12, 2004, to enter into the acquisition agreement. Until the consummation of the share acquisition, Rock Bancshares will not have had any material operations. Rock Bancshares has no materially important physical properties. Rock Bancshares is not a party to any material legal proceedings. Upon consummation of the share acquisition, Rock Bancshares will be a savings and loan holding company registered with the Office of Thrift Supervision.

DESCRIPTION OF THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION

     Under Oklahoma corporate law, pursuant to a "share acquisition" one or more corporations may acquire all or part of the outstanding shares of another corporation pursuant to an agreement of acquisition. HCB Bancshares and Rock Bancshares entered into the Agreement of Acquisition on January 13, 2004 providing for a share acquisition under Oklahoma law. The acquisition agreement provides that if certain conditions are met, or waived, all of the issued and outstanding common stock of HCB Bancshares will be acquired by Rock Bancshares. As a result of the share acquisition, each shareholder of HCB Bancshares, other than those shareholders who perfect appraisal rights under Oklahoma law, will receive $18.63 in cash, subject to adjustment, for each share of HCB Bancshares common stock owned as of the record date. As a result of the share acquisition, HCB Bancshares shareholders will cease to be shareholders of HCB Bancshares.

BACKGROUND OF THE SHARE ACQUISITION

     In June 2001, Joseph Stilwell and his affiliated entities (the "Stilwell Group") filed a Schedule 13D announcing its ownership of 6.9% of HCB Bancshares' outstanding stock. In its 13D, the

Stilwell Group suggested to the Board of Directors that it engage in substantial stock repurchases of HCB Bancshares' shares and sell itself to another institution. The Stilwell Group stated it intended to assert its shareholder rights by communicating with other shareholders, meeting with management of HCB Bancshares, contacting other financial institutions that may have an interest in acquiring HCB Bancshares and seeking representation on the Board of Directors.

     On September 4, 2001, the Stilwell Group filed an amended Schedule 13D to indicate that the Stilwell Group and HCB Bancshares had entered into a standstill agreement pursuant to which HCB Bancshares would expand its board size and appoint a director proposed by the Stilwell Group. HCB Bancshares also agreed to adopt a financial target based on its return on equity beginning with the fiscal year ended June 30, 2003. HCB Bancshares agreed that if such target was not met, HCB Bancshares would hire an investment banking firm to assist HCB Bancshares evaluate alternatives to maximize shareholder value. HCB Bancshares did not meet the target for the fiscal year ended June 30, 2003.

     In July 2003, the Board of Directors of HCB Bancshares met with representatives of the consulting firm of Gerrish & McCreary, P.C., who had been engaged by HCB Bancshares to assist HCB Bancshares with evaluating its strategic alternatives. During the meeting, the Board considered a variety of factors about HCB Bancshares' operations including the significant amount of higher rate borrowings on the balance sheet that were expected to negatively impact the HCB Bancshares earnings for several years, absent a significant increase in prevailing interest rates. The Board of Directors resolved at this meeting, after reviewing various strategies, options, and available alternatives and the fiduciary obligation of the Board of Directors to the shareholders of HCB Bancshares, that HCB Bancshares engage Gerrish & McCreary, P.C. to assist HCB Bancshares with a process to solicit interest from other financial institutions in a possible merger with HCB Bancshares as a possible alternative to maximize value for all shareholders of HCB Bancshares. Gerrish & McCreary, P.C. and HCB Bancshares determined to work together to produce a confidential marketing package of all relevant information to be used by Gerrish & McCreary, P.C. to solicit bids for HCB Bancshares. At the July 2003 meeting the Board of Directors also determined to engage the investment banking firm of Keefe, Bruyette & Woods, Inc., to provide a fairness opinion with respect to the consideration to be paid by any acquiror of HCB Bancshares.

     On October 30, 2003, the Board of Directors met to discuss the results of the initial bidding process. Representatives of Gerrish & McCreary, P.C. distributed a package to the Board of Directors including an analysis of the two bids received to acquire HCB Bancshares. During the meeting, a representative of HCB Bancshares' legal counsel Stradley Ronon Stevens & Young, LLP advised the Board of Directors regarding their fiduciary duties in connection with a change-in-control. The Board of Directors agreed to authorize further negotiations with each of the two bidders, one of whom was Rock Bancshares and the other who was an Arkansas based banking institution, and to invite each party to conduct due diligence.

     On December 1, 2003, the Board of Directors met again to discuss the two bids. A representative of Gerrish & McCreary, P.C. and a representative of Stradley Ronon Stevens & Young, LLP, provided an analysis of each bid to the Board of Directors. Both bidders had completed the due diligence process and provided revised proposals. Following a lengthy discussion, the Board of Directors determined to authorize the representative of Gerrish & McCreary, P.C. to pursue negotiations with the financial institution bidder rather than Rock Bancshares, which was an investment group, and requested such bidder to raise its price to be comparable with the bid received from Rock Bancshares. A telephone call was made during the meeting to a representative of the financial institution and the financial institution bidder agreed to increase its proposed bid.

     On December 5, 2003, the Board of Directors reconvened. A representative of Gerrish & McCreary, P.C. brought to the attention of the Board of Directors that there was a change in the calculation of the per share bid price offered by the financial institution, and that the per share bid price was actually lower. Therefore, the Board of Directors decided to proceed with the proposed bid of $18.63 per share as submitted by Rock Bancshares. A written proposal letter setting forth the terms proposed by Rock Bancshares was subsequently submitted to HCB Bancshares.

     On December 12, 2003, HCB Bancshares issued a press release announcing that it had received a written proposal from Rock Bancshares for Rock Bancshares to acquire the issued and outstanding common stock of HCB Bancshares at a price of $18.63 per share.

     HCB Bancshares, Rock Bancshares, and their respective legal counsel negotiated an agreement of acquisition, which was reviewed and discussed by the Board of Directors during the first two weeks of January 2004. The acquisition agreement was executed on January 13, 2004.

REASONS FOR THE SHARE ACQUISITION AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     HCB Bancshares' Board of Directors believes that the share acquisition is in the best interests of shareholders of HCB Bancshares. The Board of Directors considered a number of factors in deciding to adopt the acquisition agreement and recommend the share acquisition to shareholders, including:

     o the value being offered to HCB Bancshares shareholders in relation to the market value, book value and earnings per share of HCB Bancshares' common stock;

     o the fact that HCB Bancshares has received a deposit of $750,000 from Rock Bancshares that would be retained by HCB Bancshares if Rock Bancshares is unable to satisfy its closing obligations, including obtaining regulatory approval by August 31, 2004;

     o information concerning the financial condition, results of operations and/or prospects of HCB Bancshares, including the long-term equity growth potential of HCB Bancshares as compared to, and in connection with, the consideration to be received in the share acquisition;

     o    the competitive environment for financial institutions generally;

     o the financial terms of other recent business combinations in the local financial services industry;

     o the opinion of HCB Bancshares' financial advisor, Keefe, Bruyette & Woods, Inc., that the consideration to be received by HCB Bancshares' shareholders in the share acquisition is fair to such stockholders from a financial point of view; and

     o the financial effect of HCB Bancshares' continued operation as an independent financial institution on HCB Bancshares' shareholders' value and the comparison of the benefits of such continued operations with the benefits to shareholders of entering into the share acquisition.

     The foregoing discussion of the information and factors considered by HCB Bancshares' Board of Directors is not intended to be exhaustive. HCB Bancshares' Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

     Generally, the Board of Directors concluded that in the long term, HCB Bancshares could not produce shareholder value in excess of the share acquisition price, and that the share acquisition price was fair, from a financial point of view, to HCB Bancshares' shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ADOPT AND APPROVE THE ACQUISITION AGREEMENT.

OPINION OF HCB BANCSHARES' FINANCIAL ADVISOR

     GENERAL. In August 2003, HCB Bancshares executed an engagement letter retaining Keefe, Bruyette & Woods, Inc. to provide a fairness opinion in connection with a possible strategic alliance of HCB Bancshares with another entity. Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Keefe, Bruyette & Woods, Inc. is familiar with the market for common stocks of publicly traded banks, thrifts and bank and thrift holding companies. The HCB Bancshares' Board of Directors selected Keefe, Bruyette & Woods, Inc. on the basis of the firm's reputation and its experience and expertise in transactions similar to the share acquisition and its prior consultative working relationship with HCB Bancshares.

     Pursuant to its engagement, Keefe, Bruyette & Woods, Inc. was asked to render an opinion as to the fairness, from a financial point of view, of the share acquisition consideration to be paid to the shareholders of HCB
Bancshares. Keefe, Bruyette & Woods, Inc. delivered its opinion to the HCB Bancshares' Board of Directors that, as of January 13, 2004 and as of the date of this proxy statement, the consideration to be paid in the share acquisition is fair, from a financial point of view, to the HCB Bancshares shareholders. There were no limitations imposed by the HCB Bancshares Board of Directors upon Keefe, Bruyette & Woods, Inc. with respect to the investigations made or procedures followed by Keefe, Bruyette & Woods, Inc. in rendering its opinion. Keefe, Bruyette & Woods, Inc. has consented to the inclusion in this document of the summary of its opinion to the HCB Bancshares' Board of Directors and to the reference to the entire opinion dated as of the date of this proxy statement attached to this document as Appendix B.

     The full text of the Keefe, Bruyette & Woods, Inc. opinion, which is attached as Appendix B to this proxy statement, sets forth certain assumptions made, matters considered and limitations on the review undertaken by Keefe, Bruyette & Woods, Inc., and should be read in its entirety. The summary of the Keefe, Bruyette & Woods, Inc. opinion set forth in this proxy statement is qualified in its entirety by reference to the opinion.

     In rendering its opinion, Keefe, Bruyette & Woods, Inc. (i) reviewed the acquisition agreement, (ii) reviewed HCB Bancshares' proxy statements and Form 10-Ks for the prior three fiscal years of 2003, 2002 and 2001 and Form 10-Q for the quarters ended September 30, 2003, December 31, 2003, and March 31, 2004, and certain other internal financial analysis considered relevant, (iii) discussed with senior management and the Board of Directors of HCB Bancshares the current position and prospective outlook for HCB Bancshares, (iv) reviewed the results of the marketing effort performed by Gerrish & McCreary P.C. to solicit an acquiror for HCB Bancshares (v) considered historical quotations, levels of activity and prices of recorded transactions in HCB Bancshares' and Rock Bancshares' common stock, (vi) reviewed financial and stock market data of other thrifts in a comparable asset range to HCB Bancshares, (vii) reviewed financial and stock market data of other thrifts in a comparable asset range to Rock Bancshares, (viii) reviewed certain recent business combinations with thrifts as the acquired company, which Keefe, Bruyette & Woods, Inc. deemed comparable in whole or in part, and (ix) performed other analyses which Keefe, Bruyette & Woods, Inc. considered appropriate.

     SUMMARY OF MARKETING EFFORTS. In rendering its opinion, Keefe, Bruyette & Woods, Inc. considered the results of the solicitation efforts, which were led by Gerrish & McCreary P.C., to find interested financial institutions or other entities in a potential strategic alliance with HCB Bancshares. During this process, the following steps were taken by Gerrish & McCreary P.C. to solicit potential interest in a strategic alliance with HCB Bancshares. An initial list of 38 potential acquirors was developed base on geography, financial size and nature of business including institutions that have (or are attempting to gain) a presence in Arkansas or the southeastern United States. As a result of initial contacts, 13 contacts indicated some level of interest by requesting a confidential memorandum that had been developed by Gerrish & McCreary P.C. about HCB Bancshares. HCB Bancshares received indication of interest proposals from four institutions, three of who structured their proposal together as one offer ("Proposal B"). Rock Bancshares proposed $18.63 per share in an all cash proposal while Proposal B was at $16.91 per share, all cash. Preliminary negotiations began with respective parties on each of the two proposals and each of the parties was invited to conduct a due diligence review of HCB Bancshares. Upon completion of due diligence and other negotiations with the parties, confirmed and final bids were received from both parties. Further negotiations with the parties failed to produce substantial changes to the offers and, as a result, on December 5, 2003, the Board of Directors decided to proceed with the proposed bid by Rock Bancshares. On January 13, 2004, HCB Bancshares, Inc. and Rock Bancshares, Inc. executed an agreement of acquisition.

     While no assurance can be given that all potential strategic partners were identified and contacted during this process, given the size, location and strategic niche of HCB Bancshares, Keefe, Bruyette & Woods, Inc. believes the marketing efforts support that, as of the date of its opinion, the consideration to be received by HCB Bancshares shareholders in the share acquisition is fair from a financial point of view.

     ANALYSIS OF RECENT COMPARABLE ACQUISITION TRANSACTIONS. Also in rendering its opinion, Keefe, Bruyette & Woods, Inc. analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to book value, tangible book value, last 12 months earnings, and premium to core deposits. The analysis included a comparison of the median and average of the aforementioned ratios for representative pending and completed acquisitions since October 2001 where the seller was a thrift institution or a thrift institution holding company. To compare the HCB Bancshares' transaction to selling thrift institutions with a similar asset size and transaction value and earnings history, Keefe, Bruyette & Woods, Inc. focused on representative pending and completed thrift transactions since October 2001, where the selling institution had an asset size between $100 million and $500 million and the return on average equity of the seller was less than 5% for profitability purposes. As a result of these transaction criteria, the following selling thrift institutions were used in analyzing comparable transactions:

         USA Bancshares.com Inc.            MSB Shares, Inc.
         First Community Financial Corp.    Big Foot Financial Corp.
         High Street Corp.                  CBES Bancorp, Inc.
         Western Security, N.A.             Prestige Bancorp, Inc.
         Pittsburgh Financial Corp          Waunakee Bank Shares, Inc.
         Embry Bankshares, Inc.             GLB Bancorp, Inc.
         First Kansas Financial, Inc.       Security Financial Bancorp, Inc.
         Empire Financial Bancorp, Inc.

     The comparable transaction analysis resulted in a range of values for HCB Bancshares. Keefe, Bruyette & Woods, Inc. derived the average and median pricing metrics of the aforementioned comparable group and summarized the results of comparative thrift merger and acquisition transactions and compared the range of values to the consideration to be received by HCB Bancshares shareholders. The comparable thrift merger and acquisition statistics are as follows:

                                           -----------------    -----------------    ---------------    --------------
                                                                    Price to         Price to last          Core
                                               Price to             Tangible           12 months           Deposit
                                            Book Ratio (%)       Book Ratio (%)       earnings (x)       Premium (%)
                                           -----------------    -----------------    ---------------    --------------
--------------------------------- ----- -- ----------------- -- ----------------- -- --------------- -- --------------
Low Value                                              52.2                 52.7              27.6x              -5.5
Median Value                                          112.0                112.8              37.6x               2.3
High Value                                            143.4                143.4              57.8x               7.4
--------------------------------- ----- -- ----------------- -- ----------------- -- --------------- -- --------------

                                           -----------------    -----------------    ---------------    --------------
                                                                    Price to         Price to last          Core
                                               Price to             Tangible           12 months           Deposit
                                            Book Ratio (%)       Book Ratio (%)       earnings (x)       Premium (%)
                                           -----------------    -----------------    ---------------    --------------

--------------------------------- ----- -- ----------------- -- ----------------- -- --------------- -- --------------
Rock Bancshares'
offer of $18.63 per share                            104.8                 104.8              61.9               1.1
--------------------------------- ----- -- ----------------- -- ----------------- -- --------------- -- --------------

     Keefe, Bruyette & Woods, Inc. viewed the aforementioned comparable group as the most appropriate in deriving a comparable transaction value based on HCB Bancshares' size, capital base and earnings. Keefe, Bruyette & Woods, Inc. viewed the fact that, with the query based on the above criteria producing 15 transactions with reported pricing metrics in the comparable group, as being statistically significant for the purposes of comparison. Keefe, Bruyette & Woods, Inc. viewed the four resulting metrics (price to book value, price to tangible book value, price to last twelve months earnings and core deposit premium) as the key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

     The value of the consideration on an aggregate basis to be paid in the share acquisition, as of the date of Keefe, Bruyette & Woods, Inc.'s opinion, is within the range of comparable thrift transactions in all cases. Keefe, Bruyette & Woods, Inc. believes that this analysis supports the fairness, from a financial point of view, to HCB Bancshares and its shareholders of the consideration to be paid in the share acquisition.

     DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Keefe, Bruyette & Woods, Inc. performed analyses that estimated the future stream of after-tax dividend flows of HCB Bancshares over the next five years, assuming HCB
Bancshares' projected dividend stream and that HCB Bancshares performed in accordance with the earnings projections reviewed with management. A range of terminal values was determined by adding (i) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future dividends per share (i.e., cash flows per share) that HCB Bancshares would generate through Year 5 of their current business plan (as provided to Keefe, Bruyette & Woods, Inc.) and (ii) the present value of the terminal value on a per share basis, which is a representation of the ongoing value of an entity at a specified time in the future of HCB Bancshares' common stock.

     In calculating a terminal value of HCB Bancshares' common stock, Keefe, Bruyette & Woods, Inc. applied multiples of 19.4x, 20.4x, 21.4x, 22.4x, and 23.4x to year five forecasted earnings per share. The terminal multiple range is based on the terminal earnings multiple of all pending transactions where the seller is a thrift. Given that the going-forward analysis assumes a stronger earnings growth than HCB Bancshares has historically performed at, using the median earnings multiple for the terminal value was more reasonable than to use current multiples for lower earning selling institutions. In performing this analysis, Keefe, Bruyette & Woods, Inc. used the budget provided by HCB Bancshares. The combined cash flows and terminal value were then discounted back to present values using different discount ranges ranging from 9.3% to 13.3%, chosen to reflect different assumptions regarding required rates of return of holders taking into consideration such factors as current long term interest rates, market capitalization size, earnings and liquidity of the shares. The results of Keefe, Bruyette & Woods, Inc.'s analysis are set forth in the following table:



                                  Sensitivity Analysis
                                  --------------------
                                    Terminal Multiple
                         19.4x      20.4x      21.4x     22.4x      23.4x
                        --------------------------------------------------
                11.4% / $11.49     $11.87     $12.26   $12.65       $13.04
                11.4% / $11.50     $11.89     $12.28   $12.67       $13.06
Discount Rate   11.3% / $11.52     $11.91     $12.30   $12.69       $13.08
                10.8% / $11.70     $12.10     $12.50   $12.90       $13.30
                10.3% / $11.89     $12.30     $12.71   $13.11       $13.52

     Based on the foregoing criteria and assumptions, Keefe, Bruyette & Woods, Inc. determined that the terminal present value of the HCB Bancshares' common stock ranged from $11.49 to $13.52 per share. Given that the value of the consideration on a per share basis to be paid in the share acquisition, as of the date of the opinion, is above the range derived from the discounted cash flow analysis, Keefe, Bruyette & Woods, Inc. believes that this analysis supports the fairness, from a financial point of view, to HCB Bancshares and its shareholders of the consideration to be paid in the share acquisition.

     The discounted cash flow analyses of HCB Bancshares do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure, and discount rates.

     CONCLUSION. Based on the above analyses, Keefe, Bruyette & Woods, Inc. concluded that the consideration to be paid in the share acquisition is fair, from a financial point of view, to the shareholders of HCB Bancshares. This summary does not purport to be a complete description of the analysis performed by Keefe, Bruyette & Woods, Inc. and should not be construed independent of the other information considered by Keefe, Bruyette & Woods, Inc. in rendering its opinion. Selecting portions of Keefe, Bruyette & Woods, Inc.'s analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

     IN RENDERING ITS OPINION, KEEFE, BRUYETTE & Woods, INC. ASSUMED AND RELIED UPON THE ACCURACY AND COMPLETENESS OF THE FINANCIAL INFORMATION PROVIDED TO IT BY HCB BANCSHARES AND ROCK BANCSHARES. IN ITS REVIEW, WITH THE CONSENT OF THE HCB BANCSHARES' BOARD, KEEFE, BRUYETTE & WOODS, INC. DID NOT UNDERTAKE ANY INDEPENDENT VERIFICATION OF THE INFORMATION PROVIDED TO IT, NOR DID IT MAKE ANY INDEPENDENT APPRAISAL OR EVALUATION OF THE ASSETS OR LIABILITIES AND POTENTIAL OR CONTINGENT LIABILITIES OF HCB BANCSHARES OR ROCK BANCSHARES.

     The Keefe, Bruyette & Woods, Inc. fairness opinion is limited to the fairness as of its date, from a financial point of view, of the consideration, including the exchange ratio, to be paid to HCB Bancshares' shareholders in the share acquisition and does not address the underlying business decision to effect the share acquisition or any alternatives to the share acquisition, nor does it constitute a recommendation to any shareholder of HCB Bancshares as to how a shareholder should vote with respect to the proposal to adopt and approve the acquisition agreement.

     Furthermore, Keefe, Bruyette & Woods, Inc. expresses no opinion as to the price or trading range at which shares of the pro forma entity will trade following the consummation of the share acquisition.

     Keefe, Bruyette & Woods, Inc. is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     In preparing its analysis, Keefe, Bruyette & Woods, Inc. made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe, Bruyette & Woods, Inc. and HCB Bancshares. The analyses performed by Keefe, Bruyette & Woods, Inc. are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

     Keefe, Bruyette & Woods, Inc. will receive a fee of $75,000 for issuing a fairness opinion regarding the share acquisition. As of the date of this proxy statement, Keefe, Bruyette & Woods, Inc. has received $50,000 of such fee, the remainder of the fee is due upon approval by shareholders of the share acquisition. HCB Bancshares has also agreed to reimburse certain of Keefe, Bruyette & Woods, Inc.'s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Keefe, Bruyette & Woods, Inc. and its affiliates and their respective directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     Keefe, Bruyette & Woods, Inc. has in the past provided financial advisory services to HCB Bancshares and received compensation for such services.

SHARE ACQUISITION CONSIDERATION

     If the share acquisition becomes effective on or prior to June 30, 2004, then the per share acquisition price for HCB Bancshares' common stock is $18.61, subject to adjustment. If the share acquisition becomes effective after June 30, 2004, but on or prior to July 31, 2004, the per share acquisition price will be $18.62, subject to adjustment. If the share acquisition becomes effective after July 31, 2004, but on or prior to August 31, 2004, the per share acquisition price will be $18.63, subject to adjustment.

     In the event that the sum of the capital stock, capital surplus and retained earnings of HCB Bancshares on the last day of the calendar month immediately preceding the closing date of the share acquisition is less than $26,500,000, then the aggregate share consideration to be paid to shareholders of HCB Bancshares will be reduced by an amount equal to the amount by which the sum of HCB Bancshares' capital stock, capital surplus and retained earnings is exceeded by $26,500,000. The sum of capital stock, capital surplus and retained earnings used to determine if the $26,500,000 threshold has been met, will not be reduced by adjustments made for extraordinary items related to the acquisition agreement, including but not limited to, legal, accounting and investment banking fees in connection with the agreement not to exceed $600,000, adjustments to the equity of HCB Bancshares by reason of any unrealized loss in available for sale securities, all costs for the acquisition and cancellation of all outstanding stock options issued by HCB Bancshares and all payments to employees and former employees and other costs and expenses of HCB Bancshares and HEARTLAND Community Bank related to benefit plans, bonus plans, change-in-control agreements and covenants, incurred or accelerated as a result of the share acquisition.

SHARE ACQUISITION FINANCING

     In order for the share acquisition to be consummated, prior to the closing, Rock Bancshares must deliver the share acquisition price (approximately $26.6 million, subject to adjustment, inclusive of the $750,000 deposit), to the transfer agent for the benefit of the holders of shares of HCB Bancshares common stock. Rock Bancshares expects to fund the share acquisition price from (i) its working capital, which has been committed by its initial shareholders; (ii) a draw down on a $15.0 million credit commitment Rock Bancshares has received from a bank, and (iii) up to $12.5 million to be raised in a private placement of the common stock of Rock Bancshares. At the time of the execution of the acquisition agreement, Rock Bancshares made an earnest money deposit of $750,000 to HCB Bancshares. HCB Bancshares agreed to pay this deposit over to the transfer agent prior to the closing in order to have the deposit credited towards the share acquisition price for the benefit of the shareholders of HCB Bancshares. As of March 31, 2004, the date of the audited balance sheet included in the financial statements attached hereto as Appendix D, Rock Bancshares had working capital of approximately $921,158.

     Under the terms of this credit commitment entered into by Rock Bancshares and a bank on April 29, 2004, Rock Bancshares may borrow up to $15.0 million. The commitment is subject to several conditions, including Rock Bancshares entering into a loan agreement with such bank, which would include terms, conditions, representations, warranties and certain covenants required by the bank prior to receiving any loan. Additionally, the credit commitment includes the following conditions that must also be satisfied at the time the loan is funded: (i) Rock Bancshares and HEARTLAND Community Bank must be "well capitalized" as established by the applicable regulatory guidelines; (ii) in the judgment of the bank, no material adverse change in the condition, financial or otherwise, of Rock Bancshares, HCB Bancshares or HEARTLAND Community Bank shall have occurred since the regulatory reports filed by such institutions as of September 30, 2003 or the interim financial statements provided to the bank; and
(iii) neither Rock Bancshares, nor any of its subsidiaries, may have incurred, or may incur, any additional indebtedness, other than in the ordinary course of the business of banking.

     In addition to the credit commitment, Rock Bancshares will also be funding the share acquisition price from capital raised in a private placement of its common stock. Rock Bancshares has entered into an agreement with an investment-banking firm, pursuant to which it has agreed to pay $150,000 in exchange for the assistance of such firm in raising up to $12.5 million in capital. Rock Bancshares expects to commence this private placement in May 2004. The directors of Rock Bancshares have indicated to it their respective intentions to acquire a minimum of 51% and perhaps as much as 70% of the common stock being sold.

     On April 19, 2004, Rock Bancshares entered into an agreement with an Arkansas banking corporation, providing that after the consummation of the share acquisition, Rock Bancshares shall cause HEARTLAND Community Bank and HCB Properties, Inc. to sell two banking offices and a vacant lot located in Camden, Arkansas, along with certain assets, deposit accounts and liabilities associated with and pertaining to the operations of such offices to the Arkansas banking corporation, subject to regulatory approval. Under the terms of the credit commitment, any proceeds from such sale must be applied towards any outstanding loan with the bank.

     As a result of the reduction in assets of HEARTLAND Community Bank through the sale of the Camden, Arkansas operations, the sale of which is expected to close immediately after the consummation of the share acquisition, the amount of capital necessary for HEARTLAND Community Bank to maintain its required regulatory capital ratios will be significantly reduced. In anticipation of this fact, Rock Bancshares is seeking regulatory approval to pay a dividend from HEARTLAND Community Bank to HCB Bancshares and from HCB Bancshares to Rock Bancshares in the amount of $16.2 million from the "excess" capital of HEARTLAND Community Bank. Rock Bancshares anticipates either using this dividend to fund the share acquisition price or to repay the loan made to it under the credit commitment, immediately after the consummation of the share acquisition. The availability of the dividend is dependent upon the consummation of the sale of the Camden, Arkansas branches and the approval of the dividend by the OTS.

PAYMENT PROCEDURES

     Rock Bancshares will appoint Registrar and Transfer Company, as transfer agent, to facilitate the payment for shares of HCB Bancshares common stock. At or before the closing of the share acquisition, Rock Bancshares will deposit with the transfer agent sufficient funds so that the transfer agent can pay the share acquisition consideration to all shareholders of HCB Bancshares. No later than five days after the share acquisition is consummated, Rock Bancshares will cause the transfer agent to mail transmittal letters and instructions to all HCB Bancshares shareholders at their addresses as shown on HCB Bancshares' official stock records. Shareholders can use these transmittal letters to submit their stock certificates for payment. As soon as practicable after the transfer agent receives a properly completed transmittal letter and the applicable stock certificate, the transfer agent will mail the payment to the shareholder. If a shareholder has lost his or her stock certificate, the transfer agent or Rock Bancshares may require that the shareholder submit an affidavit of lost certificate, indemnity agreement and/or bond in order to receive payment.

     The share acquisition consideration will be paid without interest. Accordingly, shareholders of HCB Bancshares should promptly complete and return their transmittal letters and stock certificates as quickly as possible. Transmittal letters will be sent to the addresses used to mail this proxy statement. If you own your stock directly in your own name and you want to update your address, you should immediately contact HCB Bancshares' transfer agent. Stockholders can change their address by also contacting HCB Bancshares at 237 Jackson Street SW, Camden, Arkansas 71701. HCB Bancshares can electronically change a customers' address with Registrar and Transfer Company. If you own your stock in "street name" through a broker, the transfer agent will send the transmittal letter to the record owner of your shares and you will not need to submit your shares yourself for payment. Instead, you should contact your broker to receive payment.

     At any time following the expiration of one year following the effective time of the share acquisition, Rock Bancshares will be entitled to direct the transfer agent to deliver to it any funds which were deposited with the transfer agent and not disbursed to holders of HCB Bancshares common stock. Thereafter, shareholders will be entitled to look to Rock Bancshares only as general creditors with respect to any share acquisition consideration that may be payable upon due surrender of certificates of common stock of HCB Bancshares.

CLOSING

     The closing of the share acquisition will take place at a place mutually agreed upon by the parties to the acquisition agreement and on a date specified by Rock Bancshares, after satisfaction or waiver of certain conditions to the acquisition agreement, or at such time as HCB Bancshares and Rock Bancshares may agree to in writing, but not later than August 31, 2004, unless the time period is extended by the mutual agreement of the parties. In no event, however, can the closing occur until all required regulatory approvals for the transactions contemplated by the acquisition agreement have been obtained and all related periods have expired and the HCB Bancshares shareholders have adopted and approved the acquisition agreement. The parties anticipate that, provided all the required consents can be obtained, the share acquisition will close during the third quarter of 2004. Once the closing conditions of the agreement have been satisfied or waived, the parties will file a certificate of share acquisition with the State of Oklahoma for the share acquisition.

CONDITIONS TO COMPLETION OF THE SHARE ACQUISITION

     The consummation of the share acquisition will only occur if the following conditions, among other conditions, are met or waived:

     o the acquisition agreement has been adopted and approved by the shareholders of HCB Bancshares;

     o the Office of Thrift Supervision has approved the acquisition agreement; provided that no approval will be deemed to have been received if it includes any conditions which would reduce the benefits of the acquisition agreement to such a degree that Rock Bancshares and HCB Bancshares would not have entered into the acquisition agreement had such conditions been known at the date of the acquisition agreement;

     o the satisfaction of all requirements prescribed by law which are necessary to the consummation of the acquisition agreement;

     o no order or injunction issued by any court or agency or prohibition preventing the consummation of the share acquisition is in effect, nor any proceeding by any governmental entity seeking any of the foregoing is pending and there is no action taken, or any statute, or regulation enacted or deemed applicable to the share acquisition, which makes the consummation of the share acquisition illegal;

     o each party has received an opinion of counsel, dated the effective date of the share acquisition;

     o each of the representations, warranties and covenants of the other party in the acquisition agreement are, in all material respects, true or complied with;

     o the transfer agent has delivered to HCB Bancshares a certificate to the effect that it has received a wire transfer of the aggregate share consideration from Rock Bancshares and the transfer agent has agreed to disburse such monies to the shareholders of HCB Bancshares in accordance with the terms and provisions of the acquisition agreement; and

     o phase I environmental audits of all real property owned by HCB Bancshares have been conducted at Rock Bancshares' expense, or waived, and reflect no material problems under environmental laws, which would result in a Material Adverse Effect on HCB Bancshares.

AGREEMENTS OF THE PARTIES

     Prior  to  the  consummation  of  the  share   acquisition  and  the  other
transactions contemplated by the acquisition agreement, HCB Bancshares has agreed to do the following:

     o use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees, except that it has the right to lawfully terminate the employment of any officer or key employee if such termination is in accordance with its existing employment procedures;

     o use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

     o use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained;

     o perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

     o give Rock Bancshares notice of all Board of Directors' meetings of HCB Bancshares, provide Rock Bancshares with all written materials provided to such directors in connection with such meetings, and allow Rock Bancshares to have a non-voting representative at each such meeting, provided, however, such representative is subject to exclusion from any portion of any such meeting during any discussion or action, and will not be entitled to receive written materials, concerning the share acquisition; and

     o use all reasonable efforts to comply with all legal requirements that may be imposed on Rock Bancshares or HCB Bancshares with respect to the share acquisition, including using all reasonable efforts: (i) to promptly prepare and file all necessary documentation, to effect all consents, authorizations, orders or approvals of any governmental entity; (ii) to obtain (and to cooperate with another party to the acquisition agreement to obtain) any necessary or appropriate consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party in connection with the share acquisition; (iii) to effect all necessary registrations, filings and submissions; and (iv) to lift any injunction or other legal bar to the share acquisition.

     Prior  to  the  consummation  of  the  share   acquisition  and  the  other
transactions contemplated by the acquisition agreement, Rock Bancshares has agreed to do the following:

     o hold any such information disclosed to it by HCB Bancshares that is non-public in confidence; and

     o furnish all information concerning it as may be reasonably requested by HCB Bancshares in connection with the preparation of the proxy statement.

RESTRICTIONS ON OPERATIONS

     HCB Bancshares has agreed that it will not do any of the following without first having received the prior written consent of Rock Bancshares:

     o make, declare or pay any dividend on the common stock of HCB Bancshares, other than dividends consistent with historic practices;

     o hire any additional staff, except for personnel hired at an hourly rate to fill vacancies or for seasonal part time staff in accordance with past practices;

     o enter into any employment contracts with, pay any bonus to, or increase the rate of compensation of, any of its directors, officers or employees, except in the ordinary course of business consistent with the past practice or existing agreements or plans;

     o except as directed by Rock Bancshares, enter into or modify any existing plan or arrangement in the ordinary course of business consistent with past practice any pension, retirement, stock option, bonus retention, change in control, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

     o substantially modify the manner in which HCB Bancshares has conducted its business, or amend its articles of incorporation or by-laws;

     o except in the ordinary course of business, acquire any assets or business or take any other action, that is material to HCB Bancshares;

     o acquire any investment securities other than U.S. Treasury Securities, Arkansas municipal securities, U.S. Agency securities which are traditional fixed rate debt securities or floating rate mortgage-backed securities;

     o except in its fiduciary capacities, repurchase any shares of HCB Bancshares common stock;

     o change any method of accounting in effect at June 30, 2003, or change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 2003, except as may be required by law or generally accepted accounting principles;

     o knowingly take any action which would or is reasonably likely to: (i) adversely affect the ability of either of Rock Bancshares or HCB Bancshares to obtain any necessary approvals of governmental authorities required for the transactions contemplated by the acquisition agreement; (ii) adversely affect HCB Bancshares' ability to perform its covenants and agreements under the acquisition agreement; or (iii) result in any of the conditions to the share acquisition set forth in the acquisition agreement not being satisfied;

     o make any new single loan or series of loans to one borrower or a related group of borrowers in an aggregate amount greater than $250,000;

     o sell or dispose of any real estate or other assets having a value in excess of $75,000, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to HCB Bancshares; or

     o    directly or indirectly agree to take any of the foregoing actions.

OTHER ACQUISITION PROPOSALS

     HCB  Bancshares  and  its  directors,   officers,   employees,  agents  and
representatives have agreed not to:

     o solicit or encourage any inquiries or proposals with respect to a "competing acquisition proposal;"

     o participate in any discussions or negotiations concerning a "competing acquisition proposal;"

     o take any action to facilitate any making of a "competing acquisition proposal"; or

     o    enter into any "competing acquisition transaction."

     Notwithstanding these prohibitions, HCB Bancshares may furnish non-public information to, enter into a customary confidentiality agreement or enter into discussions with a third party who makes an unsolicited "competing acquisition proposal,"

     but only after:

     o HCB Bancshares' Board of Directors determines in good faith, after consultation with legal counsel, that such action would be required in order for its directors to comply with their fiduciary duties; and

     o HCB Bancshares' receipt of written advice from its financial advisor that a "superior offer," if accepted, is more favorable to HCB Bancshares' stockholders from a financial point of view than the merger with Rock Bancshares.

     HCB Bancshares shall also provide Rock Bancshares, as promptly as practicable, notice of any request received by HCB Bancshares for information which HCB Bancshares reasonably believes would lead to an unsolicited third party proposals.

REPRESENTATIONS AND WARRANTIES

     Rock Bancshares and HCB Bancshares have made certain customary representations and warranties to each other in the merger agreement relating to each party's business including, but not limited to, that each party knows of no reason why the required regulatory approvals should not be obtained, that Rock Bancshares will have sufficient funds to pay the acquisition consideration and that Rock Bancshares knows of no facts or circumstances involving the operating or financial condition of Rock Bancshares or the background or credentials of any of its affiliates that would prevent Rock Bancshares from consummating the acquisition. Each party's representations and warranties must be true and correct upon both signing of the merger agreement and the completion of the merger. A party can terminate the merger agreement if the other party's representations and warranties are not true and correct resulting in a material adverse effect on that other party. If the merger is completed, or if the merger agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Article IV of the merger agreement located in Appendix A.

REGULATORY APPROVALS

     Consummation of the share acquisition is subject to the receipt of all regulatory approvals required for the completion of the share acquisition. Rock Bancshares must apply to the Office of Thrift Supervision for permission to become a savings and holding company and to acquire HEARTLAND Community Bank as a result of the share acquisition. In considering the applications to be submitted by Rock Bancshares to acquire HEARTLAND Community Bank, the Office of Thrift Supervision may disapprove of the proposed acquisition if it:

     o    would result in a monopoly;

     o lessen competition in the region in which HEARTLAND Community Bank operates;

     o the financial condition of Rock Bancshares is such that it might jeopardize the financial stability of HEARTLAND Community Bank or prejudice the interests of its depositors;

     o the competence, experience or integrity of the proposed management personnel or directors of Rock Bancshares indicates that it would not be in the best interests of the depositors of HEARTLAND Community Bank or the interest of the public to permit Rock Bancshares to control HEARTLAND Community Bank;

     o Rock Bancshares neglects, fails or refuses to furnish to the Office of Thrift Supervision all the information it requires in connection with approval of the share acquisition; or

     o the Office of Thrift Supervision determines that the share acquisition would result in an adverse effect on the Savings Association Insurance Fund.

     Rock Bancshares and HCB Bancshares are working together and have filed the requisite applications with the Office of Thrift Supervision on March 15, 2004. As of the date of this proxy statement, Rock Bancshares has not received approval from the Office of Thrift Supervision. The share acquisition cannot proceed in the absence of the requisite approval. There can be no assurance that the approval will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approval will not contain a condition or requirement that causes such approval to fail to satisfy the conditions set forth in the acquisition agreement and described under "THE ACQUISITION AGREEMENT AND THE SHARE ACQUISITION - Conditions to Completion of the Share Acquisition."

     HCB Bancshares and Rock Bancshares are not aware of any other regulatory approvals that would be required for completion of the share acquisition. Should any other approvals be required, it is presently contemplated that such approvals will be sought by the parties to the acquisition agreement. There can be no assurance that any other approvals, if required, will be obtained, and if obtained, there can be no assurance as to the date of any such approval.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the share acquisition from the standpoint of the adequacy of the consideration to be received by HCB Bancshares shareholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the share acquisition.

TERMINATION OF THE ACQUISITION AGREEMENT

     The acquisition agreement may be terminated on or at any time prior to the effective date of the share acquisition as follows:

     o by mutual written consent of the Boards of Directors of Rock Bancshares and HCB Bancshares;

     o by either HCB Bancshares or Rock Bancshares, if the share acquisition has not been consummated on or before August 31, 2004; unless extended by the Boards of Directors of HCB Bancshares and Rock Bancshares for any reason; provided, however, that the right to terminate is not available to any party who is responsible for the failure to close due to a breach of its obligations;

     o by either HCB Bancshares or Rock Bancshares if the Office of Thrift Supervision has issued an order, or taken any other action, in any case having the effect of prohibiting the share acquisition, which order has become final and nonappealable;

     o by either HCB Bancshares or Rock Bancshares if the shareholders of HCB Bancshares do not vote to adopt and approve the acquisition agreement, so long as such failure was not the result of action or inaction by management or the directors of HCB Bancshares;

     o by either HCB Bancshares or Rock Bancshares if there has been a material failure to perform or comply with any of the covenants or agreements on the part of the other party and the breach cannot be cured within 30 days of notice of breach;

     o by either HCB Bancshares or Rock Bancshares if there has been a material breach of any of the representations and warranties on the part of the other party and the breach cannot be cured within 30 days of notice of breach;

     o by Rock Bancshares if: (i) the Board of Directors of HCB Bancshares or any committee thereof withholds, withdraws or refrains from making its recommendation in favor of the adoption of the acquisition agreement or the approval of the share acquisition; (ii) the Board of Directors of HCB Bancshares or any committee enters into or recommends to its shareholders a "competing acquisition proposal;" or (iii) a tender or exchange offer relating to not less than 15% of the then outstanding shares of capital stock of HCB Bancshares has been commenced by a person unaffiliated with Rock Bancshares and HCB Bancshares has not sent to its shareholders a statement recommending rejection of such tender or exchange offer;

     o by HCB Bancshares, prior to the vote of the shareholders of HCB Bancshares on the acquisition agreement, if, after receiving a "superior offer," the Board of Directors of HCB Bancshares determines in good faith, after consulting with outside legal counsel, that such action is necessary to comply with the fiduciary duties of the Board of Directors of HCB Bancshares;

     o by Rock Bancshares if any of the conditions to the closing obligations of Rock Bancshares have not been satisfied or waived by Rock Bancshares and not until 30 days after delivery of written notice from Rock Bancshares of such breach; or

     o by HCB Bancshares if any of the conditions to the closing obligations of HCB Bancshares have not been satisfied or waived by HCB Bancshares and not until 30 days after delivery of written notice from HCB Bancshares of such breach.

     In the event the acquisition agreement should be terminated pursuant to the foregoing, the acquisition agreement will become void and have no effect, except that the provisions of the acquisition agreement relating to confidentiality, the termination fee Rock Bancshares' deposit and expenses will survive any termination and a termination will not relieve the breaching party from liability for any willful breach of a covenant or agreement or representation or warranty giving rise to such termination.

WAIVER OF PERFORMANCE OF OBLIGATIONS

     Each of HCB Bancshares and Rock Bancshares may, by a signed writing, extend the time for performance of any of the obligations or acts of the other party, or waive any of the inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the acquisition agreement. However, no waiver of failure to insist upon strict compliance with any obligation, covenant, agreement or condition of the acquisition agreement will operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

EXPENSES, TERMINATION FEE AND DEPOSIT

     All fees and expenses incurred in connection with the acquisition agreement and the share acquisition will be paid by the party incurring such fees and expenses, whether or not the share acquisition is consummated except as follows:

     o If after receipt by HCB Bancshares, and during the pendency of a "competing acquisition proposal," as defined in the acquisition agreement, the acquisition agreement is terminated by Rock Bancshares because the Board of Directors of HCB Bancshares has withheld, withdrawn or refrained from making or changing in a manner adverse to Rock Bancshares, its recommendation to the shareholders of HCB Bancshares that they vote in favor of the adoption of acquisition agreement and consummation of the share acquisition, then HCB Bancshares will pay to Rock Bancshares in immediately available funds, within one business day after demand by Rock Bancshares, an amount equal to $350,000 or the actual out-of-pocket costs incurred by Rock Bancshares in connection with the share acquisition not to exceed $500,000.

     o    If the acquisition agreement is terminated by Rock Bancshares because:
          (i) the Board of Directors of HCB Bancshares has recommended to the shareholders of HCB Bancshares or approved any "competing acquisition proposal"; (ii) HCB Bancshares has breached any of the provisions of the acquisition agreement with respect to a "superior offer"; (iii) a tender or exchange offer relating to not less than 15% of the capital stock of HCB Bancshares has been commenced by a person unaffiliated with Rock Bancshares and HCB Bancshares has not sent to its shareholders a statement that it recommends rejection of such tender or exchange offer; or (iv) the acquisition agreement is terminated by HCB Bancshares, prior to the vote of its shareholders on the acquisition agreement and if after receiving a "superior offer", the Board of Directors of HCB Bancshares determines, after consultation with its legal counsel, that termination of the acquisition agreement is necessary in order to comply with its fiduciary duties, then HCB will pay to Rock Bancshares in immediately available funds within one business day after demand an amount equal to $1,075,000 less the $350,000 or out-of-pocket expense incurred by Rock Bancshares not to exceed $500,000, already paid Rock Bancshares to HCB Bancshares.

     o If the acquisition agreement is terminated by either HCB Bancshares of Rock Bancshares because: (i) the share acquisition has not been consummated by August 31, 2004, unless extended by the Board of Directors of either HCB Bancshares or Rock Bancshares, and provided that the party terminating for this reason did not act or fail to act on such a manner as to cause the share acquisition to fail to be consummated before such date; or (ii) because the shareholders of HCB Bancshares have approved the adoption of the acquisition agreement, through no fault of HCB Bancshares, prior to such termination HCB Bancshares has received a "competing acquisition proposal" and within 12 months following the termination of this agreement HCB Bancshares enters into a "superior proposal," then HCB Bancshares will pay to Rock Bancshares in immediately available funds $1,075,000 less the $350,000 or out-of-pocket expenses and costs as incurred by Rock Bancshares not to exceed $500,000 already paid by HCB Bancshares to Rock Bancshares.

     Upon execution of the acquisition agreement, Rock Bancshares deposited $750,000 with HCB Bancshares. Upon the closing of the share acquisition such funds will be applied on payment of the aggregate consideration payable to HCB Bancshares shareholders.

     The deposit will be immediately returned to Rock Bancshares if the acquisition agreement is terminated:

     o by mutual written consent of the Boards of Directors of Rock Bancshares and HCB Bancshares;

     o by either HCB Bancshares or Rock Bancshares if the Office of Thrift Supervision issues an order, or takes any other action, having the effect of prohibiting the share acquisition, which order has become final and nonappealable, so long as such order is not specifically due to Rock Bancshares or its directors or officers;

     o by Rock Bancshares upon a material breach of any covenant or agreement in the acquisition agreement on the part of HCB Bancshares or if any representation or warranty of HCB Bancshares has been untrue when made or has become untrue, such that HCB Bancshares is in breach, and such breach has not been cured;

     o    by Rock Bancshares upon a "triggering event";

     o    by HCB Bancshares so that it could proceed with a "superior offer";

     o if the acquisition agreement is terminated by HCB Bancshares because the HCB Bancshares shareholders did not vote to approve and adopt the acquisition agreement; or

     o if the acquisition agreement is terminated by Rock Bancshares because of a failure by HCB Bancshares to satisfy legal requirements necessary to the consummation of the share acquisition.

     The deposit will be retained by HCB Bancshares if:

     o the acquisition agreement is terminated by either HCB Bancshares or Rock Bancshares on or before August 31, 2004, unless extended by the Boards of Directors of HCB Bancshares and Rock Bancshares, provided that if the acquisition agreement is terminated by Rock Bancshares and the reason for such termination is action or failure to act by HCB Bancshares which is a breach of the acquisition agreement and the principal cause of the failure to consummate the transaction by August 31, 2004, then the deposit will be returned to Rock Bancshares;

     o if the acquisition agreement is terminated by HCB Bancshares upon a material breach of any covenant or agreement, or if any representation or warranty of Rock Bancshares is untrue such that the closing conditions in the acquisition agreement would not be satisfied and such breach is not curable; or

     o if the acquisition agreement is terminated by HCB Bancshares for a failure of the conditions relating to the share acquisition.

TAX CONSEQUENCES TO SHAREHOLDERS

     The following is a discussion of the material federal income tax consequences of the share acquisition to holders of HCB Bancshares common stock. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the HCB Bancshares common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to HCB Bancshares shareholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

     The receipt of cash for HCB Bancshares common stock in connection with the share acquisition will be a taxable transaction for federal income tax purposes to shareholders receiving such cash. You will realize a gain or loss measured by the difference between your tax basis for the HCB Bancshares common stock owned by you at the time of the share acquisition and the amount of cash you receive for your HCB Bancshares shares. Your gain or loss will be a capital gain or loss if your HCB Bancshares common stock is a capital asset to you.

     The cash payments the holders of HCB Bancshares common stock will receive upon their exchange of the HCB Bancshares common stock pursuant to the share acquisition generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold 28% of the cash payments to holders of HCB Bancshares common stock to whom backup withholding applies, and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, you must provide the transfer agent with your taxpayer identification number and complete a form in which you certify that you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report interest and dividends. Your taxpayer identification number, as an individual, is your social security number.

     Neither Rock Bancshares nor HCB Bancshares has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to HCB Bancshares shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to HCB Bancshares shareholders with respect to any of the tax effects of the share acquisition to HCB Bancshares shareholders.

     THE ABOVE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE ACQUISITION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE, CONSUMMATION OF THE SHARE ACQUISITION MAY HAVE SIGNIFICANT STATE AND LOCAL INCOME TAX CONSEQUENCES THAT ARE NOT DISCUSSED IN THIS PROXY STATEMENT. ACCORDINGLY, PERSONS CONSIDERING THE SHARE ACQUISITION ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED IN THIS PROXY STATEMENT.

APPRAISAL RIGHTS

     According to the provisions of Oklahoma law authorizing a share acquisition, any shareholder whose shares are to be acquired pursuant to the terms of the acquisition agreement, who has perfected appraisal rights under Oklahoma statute, and who has neither voted in favor of the acquisition agreement, nor consented to it in writing, will be entitled to an appraisal by the district court of the fair value of his, her or its shares in compliance with the applicable sections of the Oklahoma appraisal rights statute.

     In accordance with Oklahoma statute, by means of this proxy statement, HCB Bancshares is hereby notifying its shareholders at least 20 days prior to the special meeting being called at which shareholders will vote on the approval and adoption of the acquisition agreement that shareholders may be entitled to appraisal rights and that appraisal rights are available with respect to their shares. A copy of the Oklahoma statute governing appraisal rights is attached to this proxy statement as Appendix C.

     A shareholder electing to demand appraisal of his, her or its shares will deliver to HCB Bancshares, prior to the special meeting, or adjournment thereof, a written demand for appraisal of his, her or its shares. The demand will be sufficient if it reasonably informs HCB Bancshares of the identity of the shareholder and that the shareholder intends to demand appraisal of his, her or its shares.

     SIMPLY VOTING AGAINST THE APPROVAL AND ADOPTION OF THE ACQUISITION AGREEMENT WILL NOT CONSTITUTE SUCH A DEMAND.

     Then, within ten days after the effective date of the share acquisition, Rock Bancshares will notify each former shareholder of HCB Bancshares, who has made a sufficient written demand and has not voted in favor of the adoption and approval of the acquisition agreement, that the share acquisition has become effective.

     Within 120 days after the effective date of the share acquisition, either Rock Bancshares or any shareholder who has made a written demand for appraisal to HCB Bancshares, and not voted in favor of the share acquisition, may file a petition in district court demanding a determination of the value of the stock of all shareholders. At any time within 60 days after the effective date of the share acquisition, any shareholder will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the acquisition agreement.

     Upon a shareholder's filing of a petition in district court demanding a determination of the value of the stock of all shareholders, a service of a copy of such petition will be made on Rock Bancshares and within 20 days of such service, Rock Bancshares will file in the office of the court clerk of the district court in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by Rock Bancshares.

     If Rock Bancshares files the petition in district court it will be accompanied by the duly verified list of shareholders demanding appraisal.

     The court clerk will give notice of the time and place fixed for the hearing on the petition by registered or certified mail to Rock Bancshares and to the shareholders listed by Rock Bancshares. Notices will also be given by one or more publications at least one week before the hearing in a newspaper of general circulation published in the city of Oklahoma City, Oklahoma, or other publication the district court deems advisable. The forms of the notice and publication will be approved by the district court and the costs thereof borne by Rock Bancshares.

     At the hearing on the petition, the district court will determine which shareholders have complied with Oklahoma statutory provisions to perfect their appraisal rights and are therefore entitled to appraisal rights. The court may require shareholders who have demanded an appraisal to submit stock certificates to the court clerk for notation thereon of the pendency of the appraisal proceedings. If a shareholder fails to comply with this requirement, if made, the court may dismiss the appraisal proceedings as to that shareholder.

     After determining the shareholders entitled to appraisal, the district court will appraise the shares, determining their fair value exclusive of any element of value arising from the consummation of the share acquisition, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Then, the court will direct the payment of the fair value of the shares, together with interest, if any, by Rock Bancshares to the shareholders entitled thereto. Payment will be made upon surrender of certificates representing the stock.

     The costs of the appraisal proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon request by a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including reasonable attorneys fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     From and after the effective date of the share acquisition, no shareholder who has demanded appraisal rights will be entitled to vote his, her or its shares for any purposes or to receive payment of dividends or other distributors, except which are payable to shareholders of record at a date prior to the effective date of the share acquisition.

INTERESTS OF CERTAIN PERSONS IN THE SHARE ACQUISITION

     Some members of HCB Bancshares' Board of Directors and certain officers may have interests in the share acquisition that are in addition to, or different from, the interests of shareholders. The Board of Directors was aware of these interests and considered them in adopting the acquisition agreement.

     PROTECTION OF HCB BANCSHARES DIRECTORS AND OFFICERS AGAINST CLAIMS. Rock Bancshares has agreed to indemnify and hold harmless each present and former director and officer of HCB Bancshares and its subsidiaries from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent that he or she would have been entitled under HCB Bancshares' certificate of incorporation and bylaws.
Notwithstanding the foregoing, there is no indemnification for any costs or expenses, judgments, fines or damages incurred in connection with any actions that occurred prior to June 1, 2002 in excess of $5,000,000. Furthermore, there is no indemnification for any costs or expenses, judgments, fines or damages incurred in connection with: (i) any actions which resulted in the delisting of HCB Bancshares' common stock from Nasdaq on February 2, 1999; (ii) any reports filed with the Securities and Exchange Commission for the period commencing on February 2, 1999 and ending with the report for the period ended December 31, 1999; and (iii) any claim known by HCB Bancshares, but not disclosed to Rock Bancshares.

     Rock Bancshares will also maintain a policy of directors' and officers' liability insurance coverage for the benefit of HCB Bancshares' directors and officers for six years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid. HCB Bancshares will take steps to increase the limit of its policy for directors' and officers' liability insurance coverage. In the event such limit is increased, the limit of indemnification will be reduced by an amount by which the increase limit applies to such claim.

     MANAGEMENT RECOGNITION PLAN. At the time that HCB Bancshares entered into the acquisition agreement all of the shares awarded under the Management Recognition Plan ("MRP") became fully vested and were distributed to the following individuals who are directors and executive officers and a former director and executive officer of HCB Bancshares:

                  NAME                                        SHARES DISTRIBUTED
                  ----                                        ------------------
                  Vida Lampkin                                          3,306
                  Charles T. Black                                      4,500
                  Paula J. Bergstrom                                      552
                  Henry A. Pryor                                          248
                  Scott A. Swain                                        1,425
                  Bruce D. Murry                                          661
                  Carl E. Parker, Jr.                                     661
                  Clifford O. Steelman                                    661
                                                                       ------
                           Total:                                      12,014

     CONVERSION OF STOCK OPTIONS. Prior to the closing of the share acquisition, each exercisable option to purchase shares of HCB Bancshares common stock shall be canceled and each option holder will be entitled to receive in cash an amount equal to the difference between the share acquisition price and the exercise price of each option multiplied by the number of shares of HCB Bancshares common stock subject to the option from HCB Bancshares immediately prior to the Closing. The following table reflects the number of options held by directors and executive officers and a former director and executive officer of HCB Bancshares that will be cashed out as of the closing of the share acquisition. Payment values are based on a share acquisition price of $18.63 per share of HCB Bancshares common stock less the option exercise price.

                                                                                  AMOUNT
                                           OPTION          NUMBER OF            PAYABLE AT
GRANTEE                                     PRICE           SHARES                CLOSING
------------------------------------  -------------- -------------------   -------------------
Vida Lampkin                                $9.125              50,784          $  482,702

Paula J. Bergstrom                           9.125              11,100             105,506

Charles T. Black                            18.100              25,000              13,250

Bruce D. Murry                               9.125              15,872             150,863

Carl E. Parker, Jr.                          9.125              15,872             150,863

Henry A. Pryor                               9.125               7,936              75,432

Clifford O. Steelman                         9.125              15,872             150,863

Scott A. Swain                               9.375               6,100              56,456
                                                               -------          ----------
             Total:                                            148,536          $1,185,935

     TERMINATION OF HEARTLAND COMMUNITY BANK DIRECTORS' RETIREMENT PLAN. In connection with the share acquisition, HEARTLAND Community Bank agreed to terminate the Director Retirement Plan ("DRP") and, if consented to by the participants, distribute the account balances of each director in a single sum cash payment as of the closing date of the share acquisition. Participants that do not consent to the distribution will continue to receive benefits from the trust established in connection with the DRP in accordance with the terms of the DRP. Set forth below are the DRP participants, their cash and stock holdings as of April 30, 2004, and the value of their account balances should they consent to a single sum distribution at the closing of the share acquisition. Payment values are based on a share acquisition price of $18.63 per share of HCB Bancshares common stock.

PARTICIPANT NAME                   CASH             NUMBER OF SHARES  TOTAL PAYMENT
----------------                   ----             ----------------  -------------
Bruce D. Murry                   $24,129                        0         $24,129
Carl E. Parker, Jr.               14,214                    2,900*         73,519
Clifford O. Steelman              51,844                        0          51,844

-------------------
* Includes cash dividends accrued and payable on these shares of $5,278 for former director Parker.

     TERMINATION OF ESOP. HCB Bancshares' has agreed to take actions to terminate the HCB Bancshares' Employee Stock Ownership Plan ("ESOP") as of the effective time of the share acquisition. As of June 30, 2003, the ESOP held 183,351 shares of HCB Bancshares common stock, of which approximately 120,251 shares have been allocated to participants. Between the date of the acquisition agreement and the effective time of the share acquisition, the existing ESOP loan indebtedness shall be paid in accordance with the terms of the ESOP and the applicable provision of the Internal Revenue Code, as amended, to fund such loan payment. Any indebtedness of the ESOP that remains as of the effective time of the share acquisition shall be repaid from the ESOP's related trust. Upon repayment of the ESOP loan, all remaining funds in the ESOP's trust account will be allocated to ESOP participants, including Mr. Black, Mr. Pryor, Mr. Swain and Ms. Bergstrom, in accordance with the terms of the ESOP. Subject to the receipt of a favorable IRS determination letter, as soon as practicable after the effective time of the share acquisition and repayment of the ESOP loan, participants in the ESOP shall be entitled to have the amount in their ESOP accounts either distributed to them in a cash lump sum or rolled over in cash to a tax-qualified plan maintained by Rock Bancshares or to an individual retirement account of the participant's choice. At the effective time of the share acquisition, each share of common stock of HCB Bancshares held by the trustees of the ESOP for the ESOP, whether or not each share is then allocated to accounts of ESOP participants, shall be converted into the right to receive a cash payment from Rock Bancshares equal to $18.63, as adjusted, per share of HCB Bancshares common stock.

     EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL PROTECTIVE AGREEMENTS. As of the effective time of the share acquisition, Rock Bancshares has agreed that the respective Employment Agreements between each of HCB Bancshares and HEARTLAND Community Bank and Charles Black, and former director and officer, Vida Lampkin, and the respective Change in Control Protective Agreements between each of HCB Bancshares and HEARTLAND Community Bank and Scott Swain, Paula Bergstrom and Henry Pryor will be terminated by HCB Bancshares and HEARTLAND Community Bank. In connection with the termination of their respective Employment Agreements, Mr. Black will be entitled to receive an estimated aggregate payment of $453,830 pursuant to the terms of his Employment Agreement with each of HEARTLAND Community Bank and HCB Bancshares, Ms. Lampkin will be entitled to receive a payment of $374,155 as contemplated in her Employment Agreements with HCB Bancshares and HEARTLAND Community Bank. In connection with the termination of their respective Change in Control Protective Agreements, Messrs. Swain and Pryor and Ms. Bergstrom will be entitled to receive estimated aggregate payments of $311,466, $171,734 and $255,793, respectively, as contemplated in their respective Change in Control Protective Agreement with HCB Bancshares and HEARTLAND Community Bank. In consideration of a portion of the payments made to Ms. Bergstrom, Mr. Swain and Mr. Black following their termination of employment, these executives agreed not to accept employment or serve in any capacity with any financial institution located in Ouachita, Union or Columbia counties for a period of 12 months from their term date. Messrs. Swain and Black and Ms. Bergstrom also agreed not to solicit or induce current employees of HCB Bancshares or HEARTLAND Community Bank to seek employment elsewhere.

     Except as otherwise provided in the acquisition agreement, Rock Bancshares will honor all employment, severance, change in control, retention bonus and other contractual agreements as between HCB Bancshares or HEARTLAND Community Bank and any current or former officer, employee or director.

-------------------------------------------------------------------------------
               PROPOSAL TWO -- ADJOURNMENT OF THE SPECIAL MEETING
-------------------------------------------------------------------------------

     With this document, we are also requesting that shareholders approve a proposal to adjourn the special meeting for not more than 29 days in order to solicit additional votes in favor of the proposal to approve and adopt the acquisition agreement in the event that such proposal has not received the requisite affirmative vote of shareholders at the special meeting. If we desire to adjourn the special meeting, we will request a motion that the special meeting be adjourned for up to 29 days, and no vote will be taken on the proposal to approve and adopt the acquisition agreement at the originally scheduled special meeting. If we adjourn the special meeting for 29 days or less, we will not set a new voting record date or provide notice of the new adjourned meeting except that we will announce at the special meeting the date, time and location of the adjourned special meeting. All shares of HCB Bancshares common stock represented at the special meeting by properly executed proxies will be voted in accordance with the instructions you indicate on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by HCB Bancshares' Board of Directors. HCB Bancshares' Board of Directors unanimously recommends a vote FOR approval and adoption of the acquisition agreement and FOR adjournment of the special meeting if sufficient votes are not present in person or by proxy to approve and adopt the acquisition agreement. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned special meeting, and will be voted in accordance with your instructions and, if no contrary instructions are given, for the proposal to approve and adopt the acquisition agreement.

     Any adjournment will permit HCB Bancshares to solicit additional proxies and will permit a greater expression of the views of HCB Bancshares shareholders with respect to the share acquisition. Such an adjournment would be disadvantageous to shareholders who are against the proposal to approve and adopt the acquisition agreement because an adjournment will give HCB Bancshares additional time to solicit favorable votes and increase the chances of approving that proposal. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

     If a quorum is not present at the special meeting, no proposal will be acted upon and the Board of Directors of HCB Bancshares will adjourn the special meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to shareholders.

     BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT HCB BANCSHARES SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE ACQUISITION AGREEMENT, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL. THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED TO APPROVE THE ADJOURNMENT PROPOSAL.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Persons and groups owning in excess of 5% of the common stock of HCB Bancshares are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended, with HCB Bancshares and the Securities and Exchange Commission. Based on such reports (and certain other written information received by HCB Bancshares), the following table sets forth as of March 31, 2004, certain information as to the common stock of HCB Bancshares believed by management to be beneficially owned by persons owning in excess of 5% of such common stock, by directors and executive officers of HCB Bancshares and by all directors and executive officers of HCB Bancshares as a group.

                                                                                         PERCENT OF SHARES
NAME AND ADDRESS (1)                                AMOUNT AND NATURE OF                  OF COMMON STOCK
OF BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP (2)                  OUTSTANDING
--------------------                              ------------------------               ------------------
HCB Bancshares, Inc.
Employee Stock Ownership Plan Trust                     183,351(3)                              12.84%

Vida H. Lampkin                                          98,078(4),(6)                           6.87

Charles T. Black                                         31,000(6)                               2.13
President, Chief Executive Officer
and Chairman of the Board

Carl E. Parker, Jr., Director                            46,516(5),(7)                           3.22

Clifford O. Steelman, Director                           43,516(5)                               3.01

Bruce D. Murry, Director                                 23,116(5)                               1.60

F. Michael Akin, Director                                   500(6)                                  *

Scott J. Swain, Senior Vice President
 and Chief Financial Officer                             10,355(6)                                  *

Paula J. Bergstrom, Senior Vice President
 and Chief Operations Officer                            26,908(6)                               1.87

Henry A. Pryor, Senior Vice President
 and Chief Lending Officer                               11,991(6)                                  *

All directors, nominees for director
   and executive officers as a group (8 persons)         193,902(6)                             12.71

---------------------------

* Less than 1% of the outstanding Common Stock.
(1) All addresses are 237 Jackson Street SW, Camden, Arkansas 71701-3941, except for Vida Lampkins', which is 203 Lampkin Circle, Camden, Arkansas 71701-3029.
(2) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power.
(3) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The ESOP trustees, Directors Akin, Murry, Parker and Steelman, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received, if any, are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors. As of May 10, 2004, 120,251 shares had been allocated and 72,667 shares were unallocated.
(4) Based on information disclosed in an amended Schedule 13D filed with the Securities and Exchange Commission on February 12, 2004.
(5) Does not include 183,351 shares held by the ESOP trust and 3,217 held by the 1998 Stock Option Plan Trust, of which Directors Akin, Murry, Parker and Steelman are trustees.
(6)  Amounts shown include 15,872, 15,872, 25,000, 15,872, 0, 11,100, 7,936, and
     6,100 shares which may be acquired by Parker, Steelman, Black, Murry, Akin, Bergstrom, Pryor and Swain, respectively, upon the exercise of options exercisable within 60 days of May 10, 2004, and 8,713, 1,646, 4,464 and 3,614 shares allocated to the ESOP accounts of

     Ms. Lampkin, Mr. Swain, Ms. Bergstrom and Mr. Pryor, respectively, as of December 31, 2002. The ESOP will make further allocations to participants accounts after fiscal year ended June 30, 2004 but none of these shares will be held by or voted by participants at the time of the record date for the special meeting.

(7) Does not include 2,900 shares held in the HEARTLAND Community Bank Non-Employee Directors' Grantor Trust for the benefit of Director Carl E. Parker, Jr., as to which shares such director has a pecuniary interest, but does not have or share voting or dispositive power.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the special meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by HCB Bancshares. HCB Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock of HCB Bancshares. In addition to solicitations by mail, directors, officers and regular employees of HCB Bancshares may solicit proxies personally or by telegraph or telephone without additional compensation. ______________, a proxy solicitation firm, will be paid a fee of $_______, plus out-of-pocket expenses, to assist HCB Bancshares in the solicitation of proxies.

--------------------------------------------------------------------------------
                             SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible to be considered for inclusion in HCB Bancshares' proxy materials for the next meeting of shareholders, any shareholder proposal to take action at such meeting must be received at HCB Bancshares' executive office at 237 Jackson Street SW, Camden, Arkansas 71701-3941, no later than June 25, 2004. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     In order for a shareholder of HCB Bancshares to make any director nominations and/or proposals other than pursuant to the Securities Exchange Act of 1934, as amended, he or she must give notice thereof in writing to the Secretary of HCB Bancshares not less than 30 days nor more than 60 days prior to the date of any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to shareholders, such written notice must be delivered or mailed, to the Secretary of HCB Bancshares not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Paula J. Bergstrom
                                            Secretary

Camden, Arkansas
May 24, 2004

                                                                       EXHIBIT A

                            AGREEMENT OF ACQUISITION


     THIS AGREEMENT OF ACQUISITION ("AGREEMENT"), is made as of the 13th day of January, 2004, by and between Rock Bancshares, Inc., an Arkansas corporation ("RBI") and HCB Bancshares, Inc., an Oklahoma corporation ("HCB").

                                    ARTICLE I
                                    RECITALS

     Section 1.01 RBI. RBI has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Arkansas, with its principal executive offices located in Little Rock, Arkansas.

     Section 1.02 HCB. HCB has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Oklahoma, with its principal executive offices located in Camden, Arkansas. HCB is registered as a savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act. As of the date hereof, HCB has 25,000,000 shares of authorized capital stock, of which 20,000,000 are shares of common stock, par value $0.01 per share ("HCB STOCK"), of which 1,447,013 shares are outstanding as of January 13, 2004, and 5,000,000 are shares of serial preferred stock, par value $.01 per share, none of which are outstanding. No other class of capital stock being authorized.

     Section 1.03 Bank. Heartland Community Bank ("BANK") has been duly incorporated and is a validly existing saving bank association in good standing under the laws of the United States of America, with its principal executive offices located in Camden, Arkansas. As of the date hereof, the Bank has 25,000,000 shares of authorized capital stock, of which 20,000,000 are shares of common stock, par value $.01 per share ("BANK STOCK"), of which 100,000 shares are outstanding as of December 31, 2003, and 5,000,000 are shares of serial preferred stock, par value $.01 per share, none of which are outstanding, no other class of capital stock being authorized. All of the outstanding shares of the Bank stock are owned by HCB.

     Section 1.04 COMPENSATORY STOCK OPTIONS. HCB has reserved 191,764 shares of HCB Stock ("OPTION STOCK") for issuance pursuant to the terms of the stock option grants under its existing stock option plan ("OPTION PLAN"), of which options for 168,387 shares have been granted to various officers and directors of HCB and its subsidiaries, as shown on Schedule 1.04, and are currently outstanding. As of execution of this Agreement, all outstanding options for shares of HCB Stock shall become exercisable.

     Section 1.05 RESTRICTED STOCK. HCB has 12,652 shares of HCB Stock issued and outstanding, reserved for distribution and held by a grantor trust pursuant to the terms of the HCB Bancshares, Inc. Management Recognition Plan ("MRP"), all of which shares have been awarded to various officers, directors and one former director of HCB and its subsidiaries as shown on Schedule 1.05. As of the date of this Agreement, all awarded shares shall become vested and be distributed immediately.

     Section 1.06 RIGHTS; VOTING DEBT. Except for (i) the Option Plan and the MRP and (ii) the transactions contemplated under this Agreement, HCB does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "RIGHTS"). Neither HCB nor any of its subsidiaries have any bonds, debentures, notes or other indebtedness issued and outstanding, having the right to vote, or convertible into securities having the right to vote, on any matters on which shareholders may vote ("VOTING DEBT").

     Section 1.07 MATERIALITY. Unless the context otherwise requires, any reference in this Agreement to materiality with respect to either party shall, as to HCB, be deemed to be with respect to HCB and its wholly owned subsidiary, the Bank, taken as a whole.

     Any reference in this Agreement to Material Adverse Change or Material Adverse Effect shall mean, with respect to any party, any change, circumstance, development, condition, or occurrence or effect which, individually or in the aggregate with all other changes, circumstances, developments, conditions, occurrences, and effects (including all breaches of a representation or warranty set forth in this Agreement), or occurrence has, or would be reasonably likely to have, a material adverse effect on (a) the business, results of operations or financial condition of such party and its subsidiaries, taken as a whole, or (b) such party's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities,
(ii) any change in GAAP or regulatory accounting requirements applicable to financial institutions or their holding companies generally, (iii) changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets; which respect to clauses (i),
(ii) or (iii), to the extent that such a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Share Acquisition.

     Section 1.08 SHARE ACQUISITION. The Board of Directors of RBI and the Board of Directors of HCB have each determined that it is desirable and in the best interests of their respective companies and theirs shareholders that HCB acquire all of the outstanding shares of HCB ("SHARE ACQUISITION") on the terms and subject to the conditions set forth in this Agreement.

     In consideration of their mutual promises and obligations hereunder, and intending to be legally bound hereby, RBI and HCB adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE II
                                SHARE ACQUISITION

     Section  2.01  SHARE  ACQUISITION.  On the  Effective  Date,  as defined in
Section 8.01, RBI will acquire all of the outstanding HCB Stock pursuant to the provisions of, and with the effects provided in, the Oklahoma General Corporation Act. No changes will be made to the certificate of incorporation of HCB or the Articles of Incorporation of HCB by reason of the consummation of this transaction. At the Effective Time, the terms of directors of HCB shall terminate and their successors shall be designated by RBI; the terms of the Officers of HCB shall terminate and their successors shall be elected by the newly designated board of directors of HCB; HCB and RBI shall each continue to possess all of the rights, privileges and franchises possessed by each prior to this transaction; Each of HCB and RBI shall continue to be responsible for all of their respective liabilities and obligations; and the Share Acquisition shall not affect or impair the rights of the creditors or of any persons dealing with RBI or HCB.

     Section 2.02 THE CLOSING.

     (a) A "Closing" shall take place at a place mutually agreed upon by the parties, at a time and on a date to be specified by RBI, promptly after the satisfaction or, except in the case of receipt of the approvals of HCB's stockholders and regulatory authorities described in Sections 6.01(a) and (b), waiver of all of the conditions set forth in Sections 6.01 and 6.02 to this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment of those conditions), or at such other times and date as HCB and RBI may agree (the "CLOSING DATE"). At the Closing, (a) RBI and HCB shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Sections 6.01 and 6.02 as the other may have reasonably requested; (b) the certificates, letters, and opinions required by Sections 6.01(f) and (g) and Sections 6.02(f) and (g) shall be delivered; (c) RBI and HCB shall cause the Certificate of Acquisition to be filed with the Secretary of State of the State of Oklahoma, (d) HCB shall certify to RBI (i) its Equity Capital (as defined in Section 2.03(d) below) and
(ii) the number of shares of HCB Stock then outstanding, and (e) RBI and HCB shall execute and deliver to each other all other instruments and assurances, and do all things, reasonably necessary and proper to effect the Share Acquisition and other transactions contemplated hereby.

     (b) The Share Acquisition shall become effective at 6:01 p.m. on the date that the Certificate of Acquisition is filed with the Secretary of State of the State of Oklahoma, unless a later time is agreed to in writing by RBI and HCB and so specified in the Certificate of Acquisition. The date and time at which the Share Acquisition shall become effective is referred to in this Agreement as the "EFFECTIVE TIME."

     (c) From and after the Effective Time, the effect of the Share Acquisition shall be as provided in this Agreement and in the applicable provisions of the Oklahoma General Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, powers of ownership in the HCB Stock shall vest in RBI, and the rights of the HCB shareholders shall be converted into the right to receive the Share Acquisition Consideration.

     Section 2.03 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Share Acquisition and without any action on the part of RBI, HCB or the holders of any of the following securities:

     (a) Each share of HCB Stock issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares, as defined in Section 2.06) shall be converted into the right to receive the amount in cash set forth below ("SHARE ACQUISITION PRICE"), subject to adjustment as set forth in Section 2.03
(d) below:

          (i) $18.61 per share of HCB Stock, if the Effective Time, is on or prior to June 30, 2004;

          (ii) $18.62 per share of HCB Stock, if the Effective Time, is after June 30, 2004 but on or prior to July 31, 2004; or

          (iii) $18.63 per share of HCB Stock, if the Effective Time, is after July 31, 2004 but on or prior to August 31, 2004.

HCB represents that, as of the date of this Agreement, 1,447,013 shares of HCB Stock are outstanding. If between the date of this Agreement and the Effective Time, the outstanding shares of HCB Stock shall have been changed into a different number of shares or a different class, by reason of any stock issuance, stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Share Acquisition Price shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. No adjustment of the Share Acquisition Price shall occur by reason of issuance or cancellation of any Option Shares under the Option Plan. At the Effective Time, all such shares of HCB Stock shall be owned by RBI and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Share Acquisition Consideration (as defined in Section 2.04(b)). The holders of such certificates previously evidencing such shares of HCB Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of HCB Stock except as otherwise provided herein or by law.

     (b) (i) Each share of HCB Stock held in the treasury of HCB and each share of HCB Stock owned by the HCB Bancshares, Inc. 1998 Stock Option Plan Trust immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     (ii) To the extent participants in the Heartland Community Bank Directors' Retirement Plan (the "DRP") consent to the termination of the DRP and receive payment of their entire account balances at the Closing pursuant to Section 3.07 hereof, any shares of HCB Stock held immediately prior to the Effective Time by the Executive Officers' Grantor Trust or the Non-Employee Directors' Grantor Trust associated with the DRP and attributable to the account balances of such participants shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; any shares of HCB Stock held immediately prior to the Effective Date by the Executive Officers' Grantor Trust or the Non-Employee Directors' Grantor Trust associated with the

DRP and attributable to the account balances of such participants who have not consented to termination of the DRP and elect to receive payment of their account balances after the Closing shall be converted into the right to receive the Share Acquisition Price pursuant to Section 2.03(a) hereof.

     (c) Prior to the Closing, each exercisable Stock Option shall be canceled and each option holder shall be entitled to receive, in lieu of each share of HCB Common Stock that would otherwise have been issuable upon the exercise thereof, a cash payment equal to the Share Acquisition Price less the per share exercise price applicable to such Stock Option. The cash payment to each holder of the Stock Options shall be paid by HCB to each holder prior to the Closing and shall be subject to all applicable federal and state tax withholding obligations. The outstanding Stock Options to be canceled in exchange for payment pursuant to the immediately preceding sentence shall not be deemed to be Stock Options issued and outstanding immediately prior to the Effective Time.

     (d) In the event that HCB's Equity Capital (as defined below) on the last day of the calendar month immediately preceding the Closing Date shall be less than $26,500,000 ("MINIMUM EQUITY"), the aggregate Share Acquisition Consideration paid pursuant to Sections 2.03(a), 2.03(b) and 2.03(c) will be reduced by an amount equal to the amount by which the Minimum Equity exceeds HCB's Equity Capital on the last day of the calendar month immediately preceding the Closing Date. For purposes of this Agreement, "EQUITY CAPITAL" shall equal the sum of the capital stock, capital surplus and retained earnings of HCB. Except as specifically provided herein, Equity Capital shall be determined pursuant to generally accepted accounting principles ("GAAP"). For purposes of the definition of Equity Capital, the amount of Equity Capital shall not be reduced by adjustments (unless in excess of the specified criteria) made for certain extraordinary items related to this Agreement and the Share Acquisition, including, but not limited to, adjustments for (i) legal fees, accounting fees, fees and commissions payable to any broker, finder or investment banking firm in connection with this Agreement and the transactions contemplated hereby, all such fees and commissions not to exceed $600,000, (ii) any adjustment to the equity of HCB by reason of any unrealized loss in available for sale securities; and (iii) all costs for the acquisition and cancellation of all outstanding stock options issued by HCB and all payments to employees or former employees of HCB or the Bank or other costs and expenses to HCB or the Bank related to benefit plans, bonus plans, change in control agreements and covenants payable by HCB or the Bank or their successors which are incurred or accelerated, in whole or in part, by reason of the change in control or otherwise payable under any employment agreement, employee benefit plan, bonus plan, recognition plan, non-competition agreement or other plan or agreement adopted and maintained by HCB or the Bank, as more fully described and estimated on Schedule 2.03(d) hereof.

     Section 2.04 PAYMENT OF CONSIDERATION. (a) Prior to the Closing, RBI shall deposit, or shall cause to be deposited, with Registrar and Transfer Company ("TRANSFER AGENT"), for the benefit of the holders of shares of HCB Stock, for payment of the Share Acquisition Consideration in accordance with this Article II, through the Transfer Agent, cash in an amount equal to the product of (i) the Share Acquisition Price multiplied by (ii) the number of shares of HCB Stock outstanding, less any Dissenting Shares ("SHARE ACQUISITION FUND"). HCB shall pay over to the Transfer Agent the Deposit, as defined in Section 7.04, to be held and distributed as part of the Share Acquisition and RBI shall receive a credit for such amount.

     (b) Promptly after the Effective Time, RBI will instruct the Transfer Agent to mail, within five days after the Effective Time, to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of HCB Stock (other than Dissenting Shares) ("CERTIFICATES"), (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent and shall be in such form and have such other provisions as RBI may reasonably specify) and
(2) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Share Acquisition Consideration, as defined below. Upon surrender of a Certificate for cancellation to the Transfer Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a sum in cash equal to the Share Acquisition Price multiplied by then number of shares of HCB Stock evidenced by the Certificate ("SHARE ACQUISITION CONSIDERATION") and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of HCB Stock which is not registered in the transfer records of HCB, the Share Acquisition Consideration may be paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of HCB Stock is presented to the Transfer Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Share Acquisition Consideration.

     (c) The Transfer Agent shall invest any cash included in the Share Acquisition Fund as directed by RBI, provided that such investments shall be solely in (a) marketable obligations of, or obligations guaranteed by, the United States of America, and/or (b) interests in any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, the portfolio of which is limited to obligations of, or obligations guaranteed by, the United States or any agency thereof ("Federal Obligations") and to agreements to repurchase Federal Obligations that are at least 100% collateralized by Federal Obligations marked to market on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to RBI

     (d) The Share Acquisition Consideration shall not be paid to any such holder, until the holder of such Certificate shall surrender such Certificate.

     (e) The Share Acquisition Consideration paid for the shares of HCB Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of HCB Stock.

     (f) Any portion of the Share Acquisition Fund which remains undistributed to the holders of HCB Stock on the date twelve (12) months following the Effective Time shall be delivered to RBI, upon demand, and any holders of HCB Stock who have not theretofore complied with this Article II shall thereafter look directly to RBI for the Share Acquisition Consideration to which they are entitled.

     (g) RBI shall not be liable to any holder of shares of HCB Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) RBI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of HCB Stock such amounts as HCB is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by RBI, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of HCB Stock in respect of which such deduction and withholding was made by RBI.

     Section 2.05 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of HCB shall be closed and there shall be no further registration of transfers of shares of HCB Stock thereafter on the records of HCB. On or after the Effective Time, any certificates presented to the Transfer Agent or RBI for any reason shall be converted into the Share Acquisition Consideration.

     Section 2.06 DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, shares of HCB Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Share Acquisition or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares (collectively, the "DISSENTING SHARES") in accordance with Section 1091 of the Oklahoma General Corporation Act (12 O.S. ss.1091) shall not be converted into or represent the right to receive the Share Acquisition Consideration. Such stockholders shall be entitled to receive payment of the fair value of such shares of HCB Stock held by them in accordance with such provisions of such statute, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to judicial determination of the value of the shares of HCB Stock under such statute shall have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Share Acquisition Consideration, as if such shares of HCB Stock, upon surrender, in the manner provided in Section 2.04, of the certificate or certificates that formerly evidenced such shares of HCB Stock.

     Section 2.07 LOST HCB STOCK CERTIFICATES. In the event any Certificate for HCB Stock shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed and the receipt by RBI of appropriate and customary indemnification, RBI will pay (or direct the Transfer Agent to pay) the Share Acquisition Consideration for the shares of HCB Stock evidenced by such lost, stolen or destroyed Certificate, payable in respect thereof as determined in accordance with this Article II.

     Section 2.08 OPTIONS AND RIGHTS. Other than pursuant to the terms of the Option Plan and the MRP, there are no options or rights granted by HCB to purchase shares of HCB Stock, which are outstanding and unexercised and there are no outstanding securities issued by HCB, or any other party, convertible into HCB Stock.

                                   ARTICLE III
                        ACTIONS PENDING SHARE ACQUISITION

     Section 3.01 REQUIRED ACTIONS PENDING SHARE ACQUISITION. HCB hereby covenants and agrees with RBI that prior to the Effective Time, unless the prior written consent of RBI shall have been obtained, and except as otherwise contemplated herein, HCB will and will cause each of its subsidiaries to:

     (a) use reasonable efforts to preserve intact their business organization and assets, maintain their rights and franchises, retain the services of their officers and key employees, except that they shall have the right to lawfully terminate the employment of any officer or key employee if such termination is in accordance with HCB's existing employment procedures;

     (b) use reasonable efforts to maintain and keep their properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

     (c) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained;

     (d) perform in all material respects all obligations required to be performed by them under all material contracts, leases, and documents relating to or affecting their assets, properties, and business; and

     (e) give RBI notice of all board of directors meetings of HCB and each of its subsidiaries, provide RBI with all written materials and communications provided to such directors in connection with such meetings, and allow RBI to have a non-voting representative at each such meeting, provided, however, such representative shall be subject to exclusion from any portion of any such meeting during any discussion or action, and will not be entitled to receive written materials or other communications, concerning the Share Acquisition or to the extent that HCB's legal counsel advises the directors that permitting RBI's presence, or the receipt of written materials or other communications, would constitute a breach of their fiduciary duties.

     Section 3.02 PROHIBITED ACTIONS PENDING SHARE ACQUISITION. Except as specifically contemplated by this Agreement, from the date hereof until the earlier of the termination of the Agreement or the Effective Time, HCB shall not do, and HCB will cause each of its subsidiaries not to do, without the prior written consent of RBI which consent shall not be unreasonably withheld, any of the following:

     (a) make, declare or pay any dividend on HCB Stock, other than dividends consistent with historic practices or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any share of its capital stock (other than in a fiduciary capacity or in respect of a debt previously contracted in good faith) or authorize the creation or issuance of or issue or sell or permit any subsidiary to issue or sell any additional shares of HCB's capital stock or the capital stock of any subsidiary (except for shares issued pursuant to the exercise of the Stock Options and the vesting and distribution of restricted stock awards made under the MRP), or any options, calls or commitments relating to its capital stock or the capital stock of any subsidiary, or any securities, obligations or agreements convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, shares of its capital stock or the capital stock of any of its subsidiaries, except that HCB may repurchase shares from the Executive Officers' Grantor Trust or the Non-Employee Directors' Grantor Trust, or both, associated with the DRP in the connection with any payment by the DRP to a DRP participant of all or any portion of his or her DRP account balance;

     (b) hire any additional staff, except for personnel hired at an hourly rate to fill vacancies or for seasonal part time staff in accordance with past practices;

     (c) enter into or permit any subsidiary to enter into any employment contracts with, pay any bonus to, or increase the rate of compensation of, any of its directors, officers or employees, except in the ordinary course of business consistent with the past practice or existing agreements or plans;

     (d) except as directed by RBI consistent with the terms of this Agreement, or as otherwise required or permitted under this Agreement, enter into or modify or permit any subsidiary to enter into or modify (except as may be required by applicable law and except for the renewal of any existing plan or arrangement in the ordinary course of business consistent with past practice) any pension, retirement, stock option, bonus retention, change in control, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

     (e) except as contemplated by Section 5.01(j), substantially modify the manner in which it and its subsidiaries have heretofore conducted their business, taken as a whole, or amend its articles of incorporation or by-laws;

     (f) except in the ordinary course of business, acquire any assets or business or take any other action, that considered as a whole is material to HCB on a consolidated basis;

     (g) acquire any investment securities other than U.S. Treasury Securities, Arkansas municipal securities, U.S. Agency securities which are traditional fixed rate debt securities or floating rate mortgage-backed securities;

     (h) except in their fiduciary capacities, purchase any shares of HCB Stock;

     (i) except as contemplated by Section 5.01(j), change any method of accounting in effect at June 30, 2003, or change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 2003, except as may be required by law or generally accepted accounting principles;

     (j) knowingly take any action which would or is reasonably likely to (1) adversely affect the ability of either of RBI or HCB to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (2) adversely affect HCB's ability to perform its covenants and agreements under this Agreement; or (3) result in any of the conditions to the Share Acquisition set forth herein not being satisfied;

     (k) make any new single loan or series of loans to one borrower or a related group of borrowers in an aggregate amount greater than $250,000.00, unless approved by RBI provided that the failure of RBI to respond to any request for the approval of such a loan within twenty-four (24) hours shall be deemed to be an approval;

     (l) sell or dispose of any real estate or other assets having a value in excess of $75,000.00, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to HCB or its subsidiaries; or

     (m) directly or indirectly agree to take any of the foregoing actions.

     Section 3.03 CONDUCT OF HCB TO DATE. Except as contemplated by this Agreement or as disclosed on Schedule 3.03, from and after June 30, 2003 through the date of this Agreement:

     (a) HCB and the Bank have carried on their respective businesses in the ordinary and usual course consistent with past practices,

     (b) neither HCB nor the Bank have issued or sold any capital stock or issued or sold any corporate debt securities which would be classified as long term debt on the balance sheet of HCB or the Bank,

     (c) all dividends declared or paid by HCB have been in accordance with past practices,

     (d) neither HCB nor the Bank have incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or in conjunction with this Agreement, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties,

     (e) neither HCB nor the Bank have discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charges, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business,

     (f) neither HCB nor the Bank have, since June 30, 2003, sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business,

     (g) except as disclosed to RBI in the Disclosure Letter, neither HCB nor the Bank increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases, in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract; adopted, entered into, terminated, amended or modified any employee benefit plan in respect of any of present or former directors, officers or other employees; or agreed to do any of the foregoing,

     (h) neither HCB nor the Bank has suffered any material damage, destruction, or loss, whether as the result of flood, fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, windstorm, embargo, riot, act of God, or other similar or dissimilar casualty or event or otherwise, whether or not covered by insurance,

     (i) except as disclosed to RBI in the Disclosure Letter, neither HCB nor the Bank has canceled or compromised any debt owed to it or any of its subsidiaries, to an extent exceeding $50,000.00 or any claim asserted by HCB or any of its subsidiaries in any judicial or other official government forum, to an extent exceeding $50,000.00,

     (j) neither HCB nor the Bank has entered into any transaction, contract, or commitment outside the ordinary course of its business,

     (k) neither HCB nor the Bank has entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights,

     (l) there has not been any change in the method of accounting or accounting practices of HCB or any of its subsidiaries, except as required by generally accepted accounting principles, and

     (m) HCB and the Bank have kept all records substantially in accordance with its record retention policy and has not received any comment, notice or criticism by any bank regulatory agency which would lead a reasonable person to believe that such policy is not substantially in compliance with regulatory and statutory requirements and customary industry standards and have retained such records for the periods required by its policy.

     3.04 NO SOLICITATION. (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, HCB and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Competing Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiring or the making of any proposal that constitutes or may reasonably be expected to lead to, any Competing Acquisition Proposal, (iii) engage in discussions with any person with respect to any Competing Acquisition Proposal or (v) enter into any contract relating to any Competing Acquisition Transaction (as defined below); provided, however, this
Section 3.04(a) shall not prohibit HCB or its Board of Directors from (A) furnishing information regarding HCB and its subsidiaries to, entering into a customary confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn), (B) taking the actions described in Section 3.05(c) as permitted thereby, (C) recommending a Superior Offer to HCB's shareholders or (D) terminating this Agreement pursuant to Section 7.01(h) in order to immediately thereafter enter into a definitive agreement with respect to such Superior Offer, if in the case of either (A),
(B), (C) or (D), (1) neither HCB nor any representative of HCB and its Subsidiaries shall have violated any of the restrictions set forth in this
Section 3.04, (2) the Board of Directors of HCB concludes in good faith, after consultation with its outside legal counsel, that such action is necessary in order for the Board of Directors of HCB to comply with its fiduciary obligations to HCB's shareholders under applicable law, (3) within one business day of furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, HCB gives RBI written notice of the identity of such person or group and of HCB's decision to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and HCB receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such person or group by or on behalf of HCB, and (4) contemporaneously with furnishing any such information to such person or group, HCB furnishes such information to RBI (to the extent such information has not been previously furnished by HCB to RBI). Nothing in this
Section 3.04(a) shall prevent HCB or its Board of Directors from complying with Rules 14e-2 and 14d-9 promulgated under the Exchange Act with regard to a Competing Acquisition Proposal with respect to which no violation of this
Section 3.04 shall have occurred. HCB and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Competing Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of HCB or any of its subsidiaries or any investment banker, attorney or other advisor or representative of HCB or any of its subsidiaries shall be deemed to be a breach of this Section 3.04 by HCB.

     For purposes of this Agreement, "Competing Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by RBI) relating to any Competing Acquisition Transaction. For the purposes of this Agreement, "Competing Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from HCB by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of HCB or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of HCB or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving HCB pursuant to which the shareholders of HCB immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction;
(B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of HCB; or (C) any liquidation or dissolution of HCB.

     (b) In addition to the  obligations  of HCB set forth in  paragraph  (a) of
Section 3.04, HCB, as promptly as practicable, shall advise RBI orally and in writing of any request received by HCB for information which HCB reasonably believes would lead to a Competing Acquisition Proposal or of any Competing Acquisition Proposal, or any inquiry received by HCB with respect to, or which HCB reasonably believes would lead to any Competing Acquisition Proposal, the material terms and conditions of such request, Competing Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Competing Acquisition Proposal or inquiry. HCB will keep RBI informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Competing Acquisition Proposal or inquiry.

     Section 3.05. HCB SHAREHOLDER MEETING. (a) Promptly after the execution of this Agreement, HCB shall commence to take such actions as may be necessary to obtain adoption and approval of this Agreement by shareholders of HCB, including, without limitation, the calling of such meeting to be held on or before June 25, 2004, and the preparation of preliminary proxy materials for the special meeting of shareholders of HCB ("PROXY STATEMENT"). RBI will furnish to HCB any information which HCB may reasonably request in connection with the preparation and filing with the SEC of such preliminary proxy materials. HCB shall notify RBI promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply RBI with copies of all correspondence between HCB or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Upon completion of preparation by HCB of such preliminary Proxy Statement, HCB will furnish to RBI copies of such preliminary proxy materials which HCB proposes to send to its shareholders. HCB shall use its reasonable efforts to cause the Proxy Statement to be mailed to HCB's shareholders as promptly as practicable after filing with the SEC, including by responding as promptly as practicable to any comments of the SEC with respect to the Proxy Statement.

     If at any time after the mailing of proxy solicitation materials and before the Effective Time (i) any information relating to HCB, RBI or any of their respective affiliates, officers or directors, should be discovered by HCB or RBI which should be set forth in an amendment or supplement to the proxy statement, so that the proxy statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovered such information shall promptly notify the other parties thereto or (ii) any event shall have occurred as a result of which, in the opinion of counsel for HCB, a resolicitation of proxies from the shareholders of HCB or the preparation of amended or supplemented proxy solicitation materials is necessary or advisable, the parties shall promptly prepare, in accordance with the procedures provided for above, and distribute to the shareholders of HCB an appropriate amendment or supplement to the proxy solicitation materials previously distributed. Notwithstanding the foregoing, prior to filing the proxy statement, or any amendment or supplement thereto, or prior to responding to any comments of the SEC with respect thereto, HCB shall provide RBI with a reasonable opportunity to review and comment on such document or response.

     Unless HCB's Board of Directors has withdrawn its recommendation of this Agreement and the Share Acquisition in compliance with Section 3.05(c), subject to all applicable federal securities laws, HCB shall use commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Share Acquisition pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders as required by the Oklahoma General Corporation Act or applicable NASDAQ requirements to obtain such approval. Unless HCB's Board of Directors has withdrawn its recommendation of this Agreement and the Share Acquisition in compliance with
Section 3.05(c), HCB and RBI shall take all other action reasonably necessary or advisable to promptly and expeditiously secure any vote or consent of
shareholders   required  by  applicable   law  and  such  party's   Articles  of
Incorporation and Bylaws to effect the Share Acquisition. HCB's obligation to call, give notice of, convene and hold the HCB Shareholders' Meeting in accordance with this Section 3.05(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to HCB of any Competing Acquisition Proposal or any changes in the Board of Directors' recommendation regarding the Share Acquisition.

     (b) Subject to subsection (c) of this Section 3.05 and subject to the exercise by the Board of Directors of HCB of their fiduciary duties: (i) the Board of Directors of HCB shall recommend that HCB's shareholders vote in favor of and adopt and approve this Agreement and the Share Acquisition at the HCB Shareholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of HCB has recommended that HCB's shareholders vote in favor of and adopt and approve this Agreement and the Share Acquisition at the HCB Shareholders' Meeting; and (iii) neither the Board of Directors of HCB nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to RBI, the recommendation of the Board of Directors of HCB that HCB's shareholders vote in favor of and adopt and approve this Agreement and the Share Acquisition.

     (c) Nothing in this Agreement shall prevent the Board of Directors of HCB from, prior to a favorable vote of the Shareholders of HCB, withholding, withdrawing, amending or modifying its recommendation in favor of adopting and approving this Agreement and the Share Acquisition or from not including its recommendation in favor of adopting and approving this Agreement and the Share Acquisition in the Proxy Statement if (i) a Superior Offer (as defined below) is made to HCB and not withdrawn, (ii) neither HCB nor any of its representatives shall have violated any of the restrictions set forth in Section 3.04 and HCB is not then in breach of this Agreement, (iii) the Board of Directors of HCB concludes in good faith, after consultation with and receiving advice from its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is necessary in order for the Board of Directors of HCB to comply with its fiduciary obligations to HCB's shareholders under applicable law; and (iv) HCB complies with the requirements of Section 7.01(h); provided, however, that prior to any commencement thereof, HCB shall have given RBI at least forty-eight (48) hours notice thereof and the opportunity to meet with HCB and its counsel. Nothing contained in this Section 3.05 shall limit HCB's obligation to hold and convene the HCB Shareholders' Meeting (regardless of whether the recommendation of the Board of Directors of HCB shall have been withdrawn, amended or modified). For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving HCB pursuant to which those shareholders of HCB immediately preceding such transaction will hold less than 51% of the equity interest in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by HCB of substantially all of its assets, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by HCB), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 35% of the voting power of the then outstanding shares of capital stock of HCB, in each case on terms that the Board of Directors of HCB determines, in its reasonable judgment to be more favorable and provide higher value to HCB shareholders (taking into account all terms and conditions and the likelihood of consummation) than the terms of the Share Acquisition (after receipt and consideration of written advice of its financial advisor).

     Section 3.06 TERMINATION OF HCB ESOP. As soon as practicable after the execution of this Agreement, HCB shall take such actions as may be necessary or appropriate to terminate the HCB Bancshares, Inc. Employee Stock Ownership Plan ("ESOP") as of the Effective Time. Between the date hereof and the Effective Time, the existing ESOP loan indebtedness shall be paid in accordance with the terms of the ESOP and the applicable provisions of the Code to fund such loan payments. Any indebtedness of the ESOP that remains as of the Effective Time shall be repaid from the ESOP's related trust in accordance with Section 17.3 of the ESOP. Upon the repayment of the ESOP loan, all remaining funds in the ESOP's suspense account will be allocated to ESOP participants in accordance with the terms of the ESOP. HCB is authorized to submit, as soon as possible after the execution of this Agreement, a determination application with the Internal Revenue Service regarding the tax-qualification of the ESOP upon its termination. Subject to the conditions described herein and the receipt of a favorable Internal Revenue Service determination letter, as soon as practicable after the Effective Time and the repayment of the ESOP loan, participants in the ESOP shall be entitled to elect to have the amounts in their ESOP accounts either distributed to them in a cash lump sum or rolled over in cash to a tax-qualified plan maintained by RBI or to an individual retirement account. The actions by HCB relating to termination of the ESOP will be subject to the consummation of the Share Acquisition. As of and following the Effective Time, RBI shall carry out the termination of the ESOP through distribution of its assets in accordance with this Section 3.06 and as otherwise required by the terms of the ESOP and applicable law.

     Section 3.07 DIRECTORS' RETIREMENT PLAN. As soon as practicable after the execution of this Agreement, the Bank will take such actions as are necessary or appropriate to terminate the DRP. Subject to the consummation of this Agreement and the written consent of each participant of the DRP, the Bank shall pay to each participant listed in Schedule 3.07 his or her entire account balance under the DRP in a single sum at the Closing. Notwithstanding anything in this Section
3.07 to the contrary, if a participant of the DRP does not consent to a single sum payment of his or her account balance, the grantor trust that was established in connection with the DRP shall remain in existence and shall be maintained in accordance with its terms as in effect on the date of this Agreement until such participant's entire account balance under the DRP has been distributed to the participant in accordance with his or her election form, If such grantor trust is required to remain in existence after the Effective Time and if the current trustees of the trust resign or are removed after the Effective Time, such resigning or removed trustees shall appoint as their successor a third party financial institution that has trust powers and that is independent of RBI, subject to the consent of the remaining participants of the DRP who are entitled to receive benefits under the DRP.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.01 REPRESENTATIONS AND WARRANTIES. Except as disclosed in the Disclosure Letter, RBI represents and warrants to HCB, and HCB and the Bank represent and warrant to RBI, that:

     (a) The facts set forth in Article I of this Agreement with respect to it are true and correct.

     (b) All of the outstanding shares of its capital stock are duly authorized, validly issued and outstanding, fully paid and non-assessable, and are subject to no preemptive rights.

     (c) In the case of HCB, the shares of capital stock of each of its subsidiaries are owned by HCB free and clear of all liens, claims, encumbrances and restrictions on transfer and there are no Rights with respect to such capital stock.

     (d) Each has the power and authority, and is duly qualified in all jurisdictions, except for such qualifications the absence of which will not have a Material Adverse Effect, as hereinafter defined, where such qualification is required, to carry on its business as it is now being conducted and to own all its material properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect.

     (e) The Board of Directors of each RBI and HCB have, by all appropriate action, approved this Agreement and the Share Acquisition. Subject to the receipt of approval of shareholders of HCB and, subject to receipt of required regulatory approvals, this Agreement is a valid and binding agreement of each, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (f) The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute (1) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or its subsidiaries, if any, or to which it or its subsidiaries, if any, (or any of their respective properties) is subject, which breach, violation or default is reasonably likely to have a Material Adverse Effect, or enable any person to enjoin any of the transactions contemplated hereby or (2) a breach or violation of, or a default under, its articles of incorporation or by-laws or those of its subsidiaries, if any; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals of applicable regulatory authorities referred to in Sections 6.01(b) and 6.02(b), the approval of the shareholders of HCB and RBI referred to in Sections 3.05 and 4.01(e) and any consents and approvals the absence of which will not have a Material Adverse Effect.

     (g) In the case of HCB, as of their respective dates, neither its Annual Report on form 10-K for the fiscal year ended June 30, 2003, nor any other document filed subsequent to June 30, 2003 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), each in the form, including exhibits, filed with the SEC, and the Statements of Condition filed on behalf of its subsidiaries with the state and federal banking agencies during 2001, 2002 and 2003, (collectively, the "HCB REPORTS"), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets in or incorporated by reference into the HCB Reports, including the related notes and schedules, fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of operations and retained earnings and of cash flow and changes in financial position or equivalent statements in or incorporated by reference into the HCB Reports, including any related notes and schedules, fairly presents the results of operations, retained earnings and cash flows and changes in financial position, as the case may be, of the entity or entities to which it relates for the periods set forth therein, subject, in the case of unaudited interim statements or reports to normal year-end audit adjustments that are not material in amount or effect, in each case in accordance with generally accepted accounting principles applicable to savings and loan holding companies consistently applied during the periods involved, except as may be noted therein. It has no material obligations or liabilities, contingent or otherwise, except as disclosed in the HCB Reports, and its consolidated allowance for loan and lease losses, as shown on its most recent balance sheet or statement of condition contained in the HCB Reports was adequate, as of the date thereof, within the meaning of generally accepted accounting principles and safe and sound banking practices.

     (h) Since June 30, 2000, HCB has timely filed all reports required to be filed by it pursuant to the Exchange Act.

     (i) Since June 30, 2003, in the case of HCB,, there has been no Material Adverse Change in the financial condition of HCB and its subsidiaries, taken as a whole.

     (j) All material federal, state, local, and foreign tax returns required to be filed by or on behalf of it or its subsidiaries, if any, have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such returns filed, as amended, are complete and accurate in all material respects. All taxes shown on returns filed by it have been paid in full or adequate provision has been made for any such taxes on its balance sheet in accordance with generally accepted accounting principles. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation with respect to any taxes of it that would result in a determination that would have a Material Adverse Effect. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet in accordance with generally accepted accounting principles. It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

     (k) (1) No material litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against it or its subsidiaries, if any, which in its reasonable judgment is likely to have a Material Adverse Effect or to prevent consummation of the transactions contemplated hereby, and, to the best of its knowledge, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated, and (2) neither it nor any of its subsidiaries is subject to cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of thrifts or and savings and loan holding companies or engaged in the insurance of thrift deposits ("BANK REGULATORS"), nor has it been advised by any Bank Regulator that it is contemplating issuing or requesting, or is considering the appropriateness of issuing or requesting, any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar understanding.

     (l) Except for this Agreement, and arrangements made in the ordinary course of business, neither HCB nor the Bank is bound by any material contract, as defined in Item 601(b)(10)(i) and (ii) of Regulation S-K, to be performed after the date hereof that has not been disclosed to RBI or disclosed as an exhibit to the HCB Reports.

     (m) All "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), that cover any of its or its subsidiaries' employees, comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither it nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such plan which is likely to result in any material penalties or taxes under
Section 502(i) of ERISA or Section 4975 of the Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by it or them to be incurred with respect to any such plan which is subject to Title IV of ERISA ("pension plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it, them or any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code; no pension plan had an "accumulated funding deficiency," as defined in Section 302 of ERISA (whether or not waived), as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each pension plan exceeds the present value of the "benefit liabilities," as defined in Section 4001(a)(16) of ERISA, under such pension plan as of the end of the most recent plan year with respect to the respective plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such pension plan as of the date hereof; no notice of a "reportable event," as defined in Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any pension plan within the 12-month period ending on the date hereof; neither it nor any of its subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code; it and its subsidiaries have not contributed to a "multiemployer plan," as defined in
Section  3(37)  of

ERISA, on or after September 26, 1980; and it and its subsidiaries, if any, do not have any obligations for retiree health and life benefits under any benefit plan, contract or arrangement.

     (n) In the case of HCB, it and its subsidiaries, have good title to its properties and assets, other than property as to which it is lessee, free and clear of any liens, security interests, claims, charges, options or other encumbrances not set forth in the HCB Reports, except such defects in title which would not, in the aggregate, have a Material Adverse Effect and in the case of HCB substantially all of the buildings and equipment in regular use by HCB and each of its subsidiaries have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (o) It knows of no reason why the regulatory approvals referred to in Sections 6.01(b) and 6.02(b) should not be obtained without the imposition of any condition of the type referred to in the proviso contained in such subsections.

     (p) It and its subsidiaries, if any, have all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders, and approvals are in full force and effect, and to the best knowledge of it no suspension or cancellation of any of them is threatened.

     (q) Neither it nor its subsidiaries, if any, is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or threatened.

     (r) Except for the advisors disclosed in the Disclosure Letter, neither it, its subsidiaries, if any, nor any of their respective officers, directors, or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its subsidiaries, in connection with this Agreement or the transactions contemplated hereby.

     (s) The information to be supplied by it for inclusion in the Proxy Statement together with any Form 8-K and/or such other form(s) as may be appropriate to be filed under the Securities Exchange Act of 1934 ("EXCHANGE ACT") will not at the time any such Form 8-K is filed and, in the case of the Proxy Statement, at the time it is mailed and at the time of the meeting of stockholders contemplated under this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (t) For purposes of this section, the following terms shall have the indicated meaning:

     "Environmental  Law"  means  any  federal,  state  or local  laws  statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., all comparable state and local laws, and (2) any common law, including without limitation common law that may impose strict liability, that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

     "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

     "Loan Portfolio Properties and Other Properties" means those properties owned or operated by HCB or the Bank.

     In the case of HCB and the Bank:

     (1) To its best knowledge, neither HCB nor the Bank is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not reasonably be expected to singly or in the aggregate have a Material Adverse Effect;

     (2) To its best knowledge, none of the Loan Portfolio Properties and Other Properties owned by HCB or the Bank is in violation of any Environmental Law, except any such violations which singly or in the aggregate will not have a Material Adverse Effect; and

     (3) To its best knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties owned by HCB or the Bank under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which will not have, result in or relate to a Material Adverse Effect.

     (u) In the case of HCB, it and its subsidiaries, if any, have complied in all materials respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory," and has received no material criticism from regulators with respect to discriminatory lending practices.

     (v) In the case of RBI, it will have at the Effective Time sufficient cash funds to pay the aggregate Share Acquisition Consideration.

     (w) In the case of RBI, neither it nor any of its Affiliates or Associates (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) know of any fact or circumstance involving the operating or financial condition of RBI or the background or credentials of any of its Affiliates or Associates that would prevent it from consummating the transactions contemplated by this Agreement or from obtaining the regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement.

     (x) In the case of RBI, it shall have delivered to HCB copies of any offering materials or private placement memorandum with respect to the offer and sale of any share of its capital stock or debt securities, provided that HCB and its officer, agents, attorneys and other advisors have agreed to maintain the confidentiality of such offering materials and private placement memorandum, unless disclosure thereof is required by law.

     Section 4.02 REPRESENTATIONS AND WARRANTIES OF HCB. Except as disclosed in writing in the Disclosure Letter and except for imperfections in documentation which when considered as a whole would not have a Material Adverse Effect on HCB and the subsidiaries taken as a whole, HCB and the Bank represent and warrant to RBI that:

     (a) All loans outstanding as of the date hereof were made in the normal and ordinary course of business, and the notes and other evidences of indebtedness and any loan agreements or security documents executed in connection therewith are true and genuine and constitute the valid and legally binding obligations of the borrowers to whom the loans were made and are legally enforceable against such borrowers in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (b) The amount represented to RBI (i) on HCB's quarterly Report on Form 10-Q for the quarter ended September 30, 2003 as the aggregate balances owing on the loans and (ii) on the general ledger and other accounting records of the Bank as the balances owing on the loans are the materially correct amounts actually and unconditionally owing, are undisputed, and are not subject to any offsets, credits, deductions or counterclaims which in the aggregate would have a Material Adverse Effect;

     (c) The collateral securing each loan as referenced in the Bank's loan files, loan officer worksheet, loan summary report or similar interoffice loan documentation is in fact the collateral held by HCB or the Bank to secure each loan;

     (d) HCB or its subsidiaries have possession of all loan document files and credit files for all loans held by them containing promissory notes and other relevant evidences of indebtedness with original signatures of their borrowers and guarantors, except where the failure to hold or possess such documents would not have a Material Adverse Effect on HCB and its subsidiaries taken as a whole;

     (e) HCB or its subsidiaries hold validly perfected liens or security interests in the collateral granted to them to secure all loans as referenced in the loan officer worksheets, loan summary reports or similar interoffice loan documentation and the loan or credit files contain the original security agreements, mortgages, or other lien creation and perfection documents unless originals of such documents are filed of public record, except where the failure to hold or possess such documents would not have a Material Adverse Effect on HCB and its subsidiaries taken as a whole;

     (f) Each lien or security interest of HCB or its subsidiaries in the collateral held for each loan is properly perfected in the priority described as being held by HCB or its subsidiaries in the loan officer worksheets, loan summary reports or similar interoffice loan documentation contained in the loan document or credit files, except where the failure to hold or possess such documents would not have a Material Adverse Effect on HCB and its subsidiaries taken as a whole;

     (g) HCB and its subsidiaries are in possession of all collateral that the loan document files or credit files indicate they have in their possession, except where the failure to hold or possess such documents would not have a Material Adverse Effect on HCB and its subsidiaries taken as a whole;

     (h) All guaranties granted to HCB or its subsidiaries to insure payment of loans constitute the valid and legally binding obligations of the guarantors and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction, regardless of whether in a proceeding in equity or at law, except where the failure to hold or possess such documents would not have a Material Adverse Effect on HCB and its subsidiaries taken as a whole;

     (i) With respect to any loans in which HCB or any of its subsidiaries have sold participation interests to another bank or financial institution, none of the buyers of such participation interests are in default under any participation agreements.

                                    ARTICLE V
                                    COVENANTS

     Section 5.01 COVENANTS. RBI hereby covenants with and to HCB, and HCB hereby covenants with and to RBI, that:

     (a) It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of the transactions contemplated by this Agreement at the earliest reasonable date and cooperate fully with the other party hereto to that end;

     (b) It shall (1) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving this Agreement as soon as is reasonably practicable; (2) in each case subject to the fiduciary duties of its directors, its Board shall recommend, by at least majority vote to its shareholders that they approve this Agreement and use its best efforts to obtain such approval; (3) in the case of HCB, distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law; and (4) cooperate and consult with each other with respect to each of the foregoing matters;

     (c) HCB and RBI will cooperate in the preparation and filing of the Proxy Statement in order to consummate the transactions contemplated by this Agreement as soon as is reasonably practicable;

     (d) Subject to its disclosure obligations imposed by law, unless approved by the other party hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby;

     (e) It shall promptly furnish the other party with copies of written communications received by it, or any of its respective subsidiaries, Affiliates or Associates, (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental body or agency in connection with or material to the transactions contemplated hereby;

     (f) (1) Upon reasonable notice, it shall, and shall cause its subsidiaries, if any, to, afford the other party hereto, and its officers, employees, counsel, accountants and other authorized representatives (collectively, such party's "REPRESENTATIVES") access, during normal business hours, to all of its and its subsidiaries' properties, books, contracts, commitments and records, except for Board minutes related to the Share Acquisition and the Board process resulting in the Share Acquisition; it shall enable the other party's Representatives to discuss its business affairs, condition, financial and otherwise, assets and liabilities with such third persons, including, without limitation, its directors, officers, employees, accountants, counsel and creditors, as the other party considers necessary or appropriate; and it shall, and it shall cause each of its subsidiaries to, furnish promptly to the other party hereto (a) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws since June 30, 2003, and (b) all other information concerning its business properties and personnel as the other party hereto may reasonably request, provided that no investigation pursuant to this Paragraph (f) shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate this Agreement of, the other party hereto; (2) it will, upon request, furnish the other party with all information concerning it, its subsidiaries, if any, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement or application made by or on behalf of HCB, RBI or their respective subsidiaries, if any, to any governmental body or agency in connection with or material to the Share Acquisition and the other transactions contemplated by this Agreement; and (3) it will not use any information obtained pursuant to this Paragraph (f) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is not consummated, it will hold all information and documents obtained pursuant to this Paragraph (f) in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, and in the event of the termination of this Agreement, it will deliver to the other party hereto all documents so obtained by it and any copies thereof;

     (g) It shall  notify the other party hereto as promptly as  practicable  of
(1) any material breach of any of its warranties, representations or agreements contained herein and (2) any change in its condition (financial or otherwise), properties, business, results of operations or prospects that could have a Material Adverse Effect;

     (h) It shall cooperate and use its best efforts to promptly prepare and file all documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental agencies, including, in the case of RBI, submission of applications for approval of this Agreement and the transactions contemplated herein to the OTS in accordance with the provisions of the Home Owners' Loan Act, and to any other regulatory agencies as required by law, and RBI shall provide HCB with a reasonable opportunity to review and comment on any such documentation. RBI shall file all applications required for approval of this Agreement and the transactions contemplated herein with the OTS within forty five (45) days after the date of this Agreement;

     (i) It shall (1) permit the other to review in advance and, to the extent practicable, will consult with the other party on all characterizations of the information relating to the other party and any of its respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental body or agency in connection with the transactions contemplated by this Agreement; and (2) consult with the other with respect to obtaining all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies or agencies necessary or advisable to consummate the transactions contemplated by this Agreement and will keep the other party informed of the status of matters relating to completion of the transactions contemplated herein;

     (j) Prior to the Effective Date, HCB shall, consistent with generally accepted accounting principles and applicable laws and regulations, cause the Bank to modify and change its loan, litigation and real estate valuation policies and practices, including loan classifications and levels of reserves and other pertinent accounting entries, so as to be applied on a satisfactory basis to RBI; provided, however, that no such action pursuant to this subsection
(j) need be taken unless and until RBI and HCB acknowledge that all conditions to their respective obligations to consummate the Share Acquisition have been satisfied and no such accrual or other adjustment made by HCB pursuant to the provisions of this subsection (j) shall constitute an acknowledgment by HCB or create any implication for any purpose, that such accrual or other adjustment was necessary for any purpose other than to comply with the provisions of this subsection (j).

     Section 5.02 EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL PROTECTIVE AGREEMENTS.

     (a) As of the Effective Time, RBI agrees that the respective Employment Agreements between each of HCB and the Bank and Charles Black and Vida Lampkin and the respective Change in Control Protective Agreements between each of HCB and the Bank and Scott Swain, Paula Bergstrom and Henry Pryor shall be terminated by HCB and Bank. In connection with the termination of their respective Employment Agreements, Mr. Black shall be entitled to receive payment as contemplated in Sections 12(b) and 12(d) of his Employment Agreement with the Bank and Sections 12(b) and 12(c) of his Employment Agreement with HCB, and Ms. Lampkin shall be entitled to receive payment as contemplated in Section 12(b) of her Employment Agreements with HCB and the Bank. In connection with the termination of their respective Change in Control Protective Agreements, Mr. Swain and Ms. Bergstrom shall be entitled to receive payments as contemplated in Sections 3 and 5 of their respective Change in Control Protective Agreement with HCB and the Bank. Mr. Pryor shall be entitled to receive payment as contemplated in Section 3 of his Change in Control Protective Agreements with HCB and the Bank.

     (b) Except as otherwise provided in this Agreement, RBI shall honor and cause its subsidiaries to honor all employment, severance, change in control, retention bonus and other contractual agreements as between HCB, its successor in interest, or the Bank and any current or former officer, employee or director.

                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

     Section 6.01 CONDITIONS FOR RBI. The obligation of RBI to effect the Share Acquisition shall be subject to the satisfaction prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite votes of the shareholders of HCB in accordance with applicable law;

     (b) The approval of this Agreement and the transactions contemplated hereby by the OTS and the expiration of any statutory waiting periods; provided, however, that no approval or consent described in this Section 6.01(b) shall be deemed to have been received if it shall include any conditions or requirements which would reduce the benefits of the transactions contemplated hereby to such a degree that RBI or HCB would not have entered into this Agreement had such conditions or requirements been known at the date hereof;

     (c) The satisfaction of all other requirements  prescribed by law which are
necessary  to  the  consummation  of  the  transactions   contemplated  by  this
Agreement;

     (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Share Acquisition; and

     (e) No statute, rule, regulation, order, injunction or decree shall have been enacted entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Share Acquisition; and

     (f) RBI shall have received an opinion, dated the Effective Date, of HCB's counsel in the form set forth in Exhibit A;

     (g) Each of the representations, warranties and covenants herein of HCB shall, in all material respects, be true on, or complied with by, the Effective Date as if made on such date, or on the date when made in the case of any representation or warranty which specifically relates to an earlier date, except as otherwise contemplated by this Agreement, and RBI shall have received a certificate signed by the President and the Chief Financial Officer of HCB, dated the Effective Date, to such effect;

     (h) Phase I environmental audits of all real property owned by HCB or any of its subsidiaries shall have been conducted at RBI's expense, or waived, and shall, to RBI's reasonable satisfaction, reflect no material problems under Environmental Laws, which would result in a Material Adverse Effect on HCB and its subsidiaries taken as a whole;

     (i) No litigation or proceeding is pending which (1) has been brought against RBI or HCB or their subsidiaries, if any, by any governmental agency seeking to prevent consummation of the transactions contemplated hereby or (2) in the reasonable judgment of the Board of Directors of RBI is likely to have a Material Adverse Effect on RBI or HCB;

     Section 6.02 CONDITIONS FOR HCB. The obligation of HCB to effect the Share Acquisition shall be subject to the satisfaction prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite votes of the shareholders of HCB in accordance with applicable law;

     (b) The approval of this Agreement and the transactions contemplated hereby by the OTS and the expiration of any statutory waiting periods; provided, however, that no approval or consent described in this Section 6.02(b) shall be deemed to have been received if it shall include any conditions or requirements which would reduce the benefits of the transactions contemplated hereby to such a degree that RBI or HCB would not have entered into this Agreement had such conditions or requirements been known at the date hereof;

     (c) The satisfaction of all other requirements  prescribed by law which are
necessary  to  the  consummation  of  the  transactions   contemplated  by  this
Agreement;

     (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Share Acquisition;

     (e) No statute, rule, regulation, order, injunction or decree shall have been enacted entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Share Acquisition; and

     (f) HCB shall have received an opinion, dated the Effective Date, of RBI's counsel in the form attached as Exhibit B;

     (g) Each of the representations, warranties and covenants contained herein of RBI shall, in all material respects, be true on, or complied with by, the Effective Date as if made on such date, or on the date when made in the case of any representation or warranty which specifically relates to an earlier date, except as otherwise specifically contemplated by this Agreement, and HCB shall have received a certificate signed by the President of RBI, dated the Effective Date, to such effect;

     (h) No litigation or proceeding is pending which (1) has been brought against RBI or HCB or their subsidiaries, if any, by any governmental agency, seeking to prevent consummation of the transactions contemplated hereby or (2) in the reasonable judgment of the Board of Directors of HCB is likely to have a Material Adverse Effect on HCB;

     (i) The Transfer Agent shall have delivered to HCB a certificate to the effect that it has received a wire transfer of the aggregate Share Acquisition Consideration from RBI and the Transfer Agent shall have agreed to disburse such monies to the shareholders of HCB in accordance with the terms and provisions of the Agreement subsequent to the consummation of the Share Acquisition.

     Section 6.03 EFFECT OF REQUIRED ADJUSTMENTS. Any effect on HCB as a result of action taken by HCB pursuant to Sections 3.01(a) and 5.01(j) shall be disregarded for purposes of determining the truth or correctness of any representation or warranty of HCB and for purposes of determining whether any conditions or covenants are satisfied.

                                   ARTICLE VII
                                   TERMINATION

     Section 7.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of HCB:

     (a) by mutual written consent duly authorized by the Boards of Directors of RBI and HCB;

     (b) by either HCB or RBI, if the Share Acquisition shall not have been consummated on or before August 31, 2004; unless extended by the Boards of Directors of HCB and RBI for any reason; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Share Acquisition to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

     (c) by either HCB or RBI if a Bank Regulator shall have issued an Order, or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Acquisition, which Order shall have become final and nonappealable;

     (d) by either HCB or RBI if either: (i) the HCB Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and the shareholders of HCB shall have taken a final vote on a proposal to adopt this Agreement and (ii) the required approval of the shareholders of HCB contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.01(d) shall not be available to HCB where the failure to obtain HCB shareholder approval shall have been caused by the action or failure to act of HCB, and such action or failure to act constitutes a breach by HCB, of this Agreement;

     (e) by HCB, upon a material breach of any covenant or agreement on the part of RBI set forth in this Agreement, or if any representation or warranty of RBI shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.02 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, if such breach would prevent RBI from consummating the Closing or the transactions contemplated hereby, provided, that if such inaccuracy in RBI 's representations and warranties or breach by RBI is curable by RBI through exercise of commercially reasonable efforts, then HCB may not terminate this Agreement pursuant to this Section 7.01(e) for thirty (30) days after delivery of written notice from HCB to RBI of such breach, provided, that RBI continues to exercise commercially reasonable efforts to cure such breach (it being understood that HCB may not terminate this Agreement pursuant to this Section 7.01(e) if such breach by RBI is cured during such thirty-day period);

     (f) by RBI, upon a material breach of any covenant or agreement on the part of HCB set forth in this Agreement, or if any representation or warranty of HCB shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.01 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in HCB's representations and warranties or breach by HCB is curable by HCB through exercise of its commercially reasonable efforts, then RBI may not terminate this Agreement pursuant to this Section 7.01(f) of thirty (30) days after delivery of written notice from RBI or HCB of such breach, provided, that HCB continues to exercise commercially reasonable efforts to cure such breach (it being understood that RBI may not terminate this Agreement pursuant to this Section 7.01(f) if such breach by HCB is cured during such thirty-day period);

     (g) by RBI if a Triggering Event (as defined below) shall have occurred. For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of HCB or any committee thereof shall for any reason have withheld, withdrawn or refrained from making or shall have modified, amended or changed in a manner adverse to RBI its recommendation in favor of the adoption of this Agreement or the approval of the Share Acquisition; (ii) HCB shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of HCB in favor of the adoption of this Agreement and the approval of the Share Acquisition; (iii) the Board of Directors of HCB fails to confirm in writing to RBI its intention to proceed with the transaction contemplated by this Agreement within fifteen (15) business days after RBI requests in writing that such recommendations be confirmed at any time following the public announcement and during the pendency of a Competing Acquisition Proposal; (iv) the Board of Directors of HCB or any committee thereof shall have recommended to the shareholders of HCB or approved any Competing Acquisition Proposal; (v) HCB shall have entered into any agreement or contract accepting any Competing Acquisition Proposal;(vi) HCB shall have breached any of the provisions of Section 3.05(c) of this Agreement or (vii) a tender or exchange offer relating to not less than 15% of the then outstanding shares of capital stock of HCB shall have been commenced by a person unaffiliated with RBI and HCB shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that HCB recommends rejection of such tender or exchange offer.

     (h) (i) by HCB, prior to the vote of the shareholders of HCB on the Agreement, if, after receiving a Superior Offer and in the absence of any prior breach of the provisions of this Agreement, the Board of Directors of HCB determines in good faith, after consulting with outside legal counsel, that such action is necessary to comply with the fiduciary duties of the Board of Directors of HCB under applicable law; provided, however, that HCB may not terminate this Agreement pursuant to this subsection (h) until two (2) days have elapsed following delivery to RBI of written notice of such determination of HCB (which written notice will inform RBI of the material terms and conditions of the Superior Offer; provided, further, that such determination and the right to terminate under this Section 7.01(h) shall not be effective until (X) HCB has made payment to RBI of the amounts required to be paid pursuant to Section 7.03(b)(ii) and (Y) the occurrence of the earliest of HCB executing an agreement related the Superior Offer or the consummation of the Superior Offer.

          (ii) Upon receipt of a Competing Acquisition Proposal, in the absence of any prior breach of the provisions of this Agreement, HCB may, by giving written notice to RBI suspend this Agreement while it evaluates the Competing Acquisition Proposal. In the event of any such suspension, any deadlines or time periods contained in the Agreement shall be tolled and, if HCB revokes the suspension and expresses its intent to consummate the transactions contemplated by this Agreement, all deadlines and time periods set forth in the Agreement shall be extended by the number of days the suspension was in effect.

     (i) by RBI

          (i) if any of the  conditions to the  obligations  of RBI set forth in
Article 6.01 have not been satisfied or waived by RBI at closing or RBI reasonably determines that the timely satisfaction of any condition set forth in
Article 6.01 has become impossible (other than as a result of any failure on the part of RBI to comply with or perform any covenant or obligation of RBI set forth in this Agreement), provided that is such breach of a covenant or obligation is curable by HCB through exercise of its commercially reasonable efforts, then RBI may not terminate this Agreement pursuant to this Section 7.01(i) until thirty (30) days after delivery of written notice from RBI of such breach, provided, that HCB continues to exercise commercially reasonable efforts to cure such breach (it being understood that RIB may not terminate this Agreement pursuant to this Section 7.01(i) if such breach by HCB is cured during such 30-day period); or

         (ii) in the event there has been a Material Adverse Effect on HCB.

     (j) By HCB if any of the conditions to the  obligations of HCB set forth in
Article VI have not been satisfied or waived by HCB at closing or HCB reasonably determines that the timely satisfaction of any condition set forth in Section
6.02 has become impossible (other than as a result of any failure on the part of HCB to comply with or perform any covenant or obligation of HCB set forth in this Agreement) but only if the failure to satisfy the condition would prevent RBI from consummating the Closing or the transactions contemplated hereby, provided that is such breach of a covenant or obligation is curable by RBI through exercise of its commercially reasonable efforts, then HCB may not terminate this Agreement pursuant to this Section 7.01(j) until thirty (30) days after delivery of written notice from HCB of such breach, provided, that RBI continues to exercise commercially reasonable efforts to cure such breach (it being understood that HCB may not terminate this Agreement pursuant to this Section 7.01(j) if such breach by RBI is cured during such thirty (30) day period);

     Section 7.02 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.01 will be effective immediately upon (or if termination is pursuant to Section 7.01(e); 7.01(f); 7.01(i) or 7.01(j) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice thereof by the terminating party to the other Parties. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall be of no further force or effect, with no liability of Party to the other Parties, except (i) the provisions set forth in Section, 5.01(f)(3), Section 7.02, Section 7.03, Section 7.04, Section 9.04 and Section 9.05 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

     Section 7.03 FEES AND EXPENSES. (a) Except as set forth in this Article VII, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Share Acquisition is consummated.

     (b)(i) If after the receipt by HCB, and during the pendency, of a Competing Acquisition Proposal, this Agreement is terminated by RBI pursuant to Section
7.01(g)(i), 7.01(g)(ii) or 7.01(g)(iii) or the Agreement is suspended by HCB pursuant to Section 7.01(h)(ii), HCB shall pay to RBI in immediately available funds, within one (1) business day after demand by RBI an amount equal to the greater of (X) $350.000.00, or (Y) the actual out of pocket costs of RBI incurred in connection with the transactions contemplated by this Agreement, not to exceed $500,000.00.

     (ii) If this Agreement is terminated by RBI pursuant to Section 7.01(g) for reasons not described in subsection 7.03(b)(i) above, or by HCB pursuant to
Section 7.01(h)(i), HCB shall pay to RBI in immediately available funds, within one (1) business day after demand by RBI an amount equal to $1,075,000.00 (the "Termination Fee"), less any sums previously paid under subsection 7.03(b)(i) above.

     (iii) If (A) this Agreement is terminated by RBI or HCB, as applicable, pursuant to Sections 7.03(b)(i) or 7.01(d), (B) prior to such termination a HCB shall have received a Competing Acquisition Proposal and (C) within twelve (12) months following the termination of this Agreement, an HCB Acquisition (as defined below) is consummated or HCB enters into an agreement or binding letter of intent providing for an HCB Acquisition, then HCB shall pay RBI in immediately available funds upon the earlier of the execution of an agreement relating to the HCB

Acquisition or the consummation of the HCB Acquisition, an amount equal to the Termination Fee less any sums previously paid under subsection 7.03(b)(i) above.

     (iv) Each of HCB and RBI acknowledges that the agreements contained in this
Section 7.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, RBI would not enter into this Agreement; accordingly, if HCB fails to pay in a timely manner the amounts due pursuant to this Section 7.03(b) and, in order to obtain such payment, RBI makes a claim that results in a judgment against HCB for the amounts set forth in this
Section 7.03(b), HCB shall pay to RBI its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.03(b) at the Wall Street Journal prime rate in effect on the date such payment was required to be made.

     (v) For the purposes of this Agreement, "HCB Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving HCB pursuant to which those shareholders of HCB immediately preceding such transaction will hold less than 35% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by HCB of assets representing in excess of 35% of the aggregate fair market value of HCB's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by HCB), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 35% of the voting power of the then outstanding shares of capital stock of HCB.

     (vi) Notwithstanding anything in this Section 7.03 to the contrary, if the Agreement is terminated under circumstances that entitle HCB to retain the Deposit, as defined below, pursuant to the terms of Section 7.04, then RBI shall not be entitled to receive any sums under Section 7.03(b)(i) or the Termination Fee; provided that RBI shall have no obligation to reimburse any funds received under Section 7.03(b)(i) as result of a suspension.

     Section 7.04 DISPOSITION OF EARNEST MONEY DEPOSIT. Upon the execution of this Agreement, RBI has deposited the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) with HCB as an earnest money deposit ("DEPOSIT"). On the Closing Date, the Deposit shall be applied in payment of the aggregate Share Acquisition Consideration payable to HCB shareholders. In the event that the transactions contemplated by this Agreement are not consummated in accordance with the terms of this Agreement, the Deposit shall be treated as set forth below.

     (a) If the Agreement is terminated under Sections 7.01(a), 7.01(c), 7.01(f), 7.01(g) or 7.01(h), then the Deposit shall be immediately returned to RBI, provided, however, if this Agreement is terminated under Section 7.01(c) in the case of an Order or action specifically applicable to RBI or its directors or executive offices rather than of general applicability to banks or savings associations and/or their holding companies or directors or executive officers then the deposit shall be retained by HCB;

     (b) If the Agreement is properly terminated by HCB or RBI under 7.01(b), the Deposit shall be retained by HCB, provided however, that if the Agreement is terminated by RBI and the reason for such termination is action or failure to act by HCB which is a breach of this Agreement and the principal cause of or resulted in the failure of the Share Acquisition to occur on or before the date specified in Section 7.01(b), then the Deposit shall be immediately returned to RBI.

     (c) If the Agreement is terminated by HCB under 7.01(d), then the Deposit shall be immediately returned to RBI;

     (d) If the Agreement is terminated under Section 7.01(e) then the Deposit shall be retained by HCB;

     (e) If the Agreement is terminated under Section 7.01(i), pursuant to 7.01(i)(i) for a failure of the conditions specified in 6.01(a), 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h) or 6.01(i) or pursuant to
7.01(i)(ii), then the Deposit shall be immediately returned to RBI, provided, however, if this Agreement is terminated under Section 7.01(i) for failure of the conditions specified in Section 6.01(d), Section 6.01(e) or Section 6.01(i) in the case of a legal requirement, an order, decree or injunction, or a statute, rule, regulation, order, injunction or decree, or litigation or proceeding specifically applicable to RBI or its directors or executive offices rather than of general applicability to banks or savings associations and/or their holding companies or directors or executive officers than the deposit shall be retained by HCB. If the Agreement is terminated under Section 7.01(i), pursuant to 7.01(i)(i) for a failure of the conditions specified in 6.01(b) then the Deposit shall be retained by HCB.

     (f) If the Agreement is terminated under Section 7.01(j), for a failure of the conditions specified in 6.02(a), 6.02(c), 6.02(d), 6.02(e) or 6.01(h), then the Deposit shall be immediately returned to RBI, provided, however, if this Agreement is terminated under Section 7.01(j) for failure of the conditions specified in Section 6.01(c), Section 6.02(d), Section 6.02(e) or Section 6.02(h), in the case of a legal requirement, an order, decree or injunction, a statute, rule, regulation, order, injunction or decree, or litigation or proceeding specifically applicable to RBI or its directors or executive officers rather than of general applicability to banks or savings associations and/or their holding companies or directors or executive officers then the deposit shall be retained by HCB. If the Agreement is terminated under Section 7.01(j), for a failure of the conditions specified in 6.02(b), 6.02(f), 6.02(g) or 6.02(i), then the Deposit shall be retained by HCB.

                                  ARTICLE VIII
                        EFFECTIVE DATE AND EFFECTIVE TIME

     Section 8.01 EFFECTIVE DATE AND EFFECTIVE TIME. On the last business day of the month during which the expiration of all applicable waiting periods in connection with governmental approvals occurs and all conditions to the consummation of this Agreement are satisfied or waived, or on such earlier or later date as may be agreed by the parties, Certificate of Acquisition shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Share Acquisition provided for herein shall become effective upon such filing or on such date as may be specified in such Certificate of Acquisition, herein called the "EFFECTIVE DATE." The

"EFFECTIVE TIME" of the Share Acquisition shall be 6:01 P.M. in the State of Oklahoma on the Effective Date, or such other time on the Effective Date as may be agreed by the parties.

                                   ARTICLE IX
                                  OTHER MATTERS

     Section 9.01 AMENDMENT; MODIFICATION; WAIVER. Prior to the Effective Date, any provision of this Agreement may be waived by the party benefitted by the provision or by both parties or amended or modified at any time, including the structure of the transaction by an agreement in writing between the parties hereto approved by their respective Boards of Directors, to the extent allowed by law, except that, after the vote by the shareholders of HCB, Sections 2.03(a)-(d) shall not be amended or revised.

     Section 9.02 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     Section 9.03 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

     Section 9.04 EXPENSES. Whether or not the Share Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the Share Acquisition and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense except to the extent specifically stated otherwise in this Agreement.

     Section 9.05 DISCLOSURE. Each of the parties and its respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed unless it is advised by counsel that any such information is required by law to be disclosed.

     Section 9.06 NOTICES. All notices, acknowledgments, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto:


         If to HCB and
            the Bank, to:         HCB Bancshares, Inc.
                                  Attn: Charles Black
                                  P. O. Box 878
                                  Camden, Arkansas 71701
                                  Facsimile: (870) 836-7125


         With a Copy to:          Stradley Ronon Stevens & Young, LLP
                                  Attention: Mr. Gary R. Bronstein

                                  1220 19th Street, N.W., Suite 600
                                  Washington, DC  20036
                                  Facsimile: (202) 822-0140

             If to RBI, to:       Rock Bancshares, Inc.
                                  Attention: L. Walter Quinn, President
                                  2222 Cottondale Lane
                                  Little Rock, Arkansas  72202
                                  Facsimile: (501) 663-8753

         With a Copy to:          Quattlebaum, Grooms, Tull & Burrow PLLC
                                  Attention: Patrick A. Burrow
                                  111 Center St., Suite 1900
                                  Little Rock, Arkansas  72201
                                  Facsimile: (501) 379-1701

     Section 9.07 NO THIRD PARTY BENEFICIARIES. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided for herein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.08 ENTIRE AGREEMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

     Section 9.09 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

                                    ARTICLE X
                      EXPENSES, INDEMNIFICATION, INSURANCE

     Section 10.01 INDEMNIFICATION. In the event the Share Acquisition is consummated, HCB and RBI shall indemnify and hold harmless each present and former director and officer of HCB and of the Bank against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding, or investigation made against them resulting from their service as such prior to the Effective Time to the fullest extent permitted by the Articles of Incorporation and Bylaws of HCB in effect on the date of this Agreement, subject to the limitations and qualifications hereinafter set forth.

     (a) The aggregate obligation of RBI and HCB for indemnification for any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with or due to any actions, omissions to act, or events occurring prior to June

1, 2002 shall not exceed the sum of $5,000,000.00. HCB shall make reasonable efforts to increase the aggregate limit of its directors and officers liability insurance coverage. In the event the aggregate limit of such insurance is increased and the increased limit is applicable to a claim described in this subsection (a), the foregoing limit of indemnification shall be reduced by an amount equal to the amount by which the increased limit applies to such claim.

     (b) HCB and RBI shall have no obligation to indemnify for any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with or due to:

     (i) any actions, omissions to act, or events which resulted in the delisting of the HCB Stock from the National Association of Securities Dealers Automatic Quotation system on or about February 2, 1999,

     (ii) the delisting of the HCB Stock from the National Association of Securities Dealers Automatic Quotation system on or about February 2, 1999,

     (iii) any reports or filings actually made, or reports or filings required to be made, whether or not such reports were timely made or filed, to the Securities and Exchange Commission for the period commencing on February 2, 1999 and ending with the filing of the Form 10-Q for the period ended December 31, 1999,

     (iv) any filed claim or overtly threatened claim received by HCB in writing based upon actions, omissions to act, or events known to any officers or directors of HCB, but not disclosed to RBI, on written certifications as of the Effective Time,

     (c) The limitation set forth in subsection (b) above shall not limit, restrict or affect any liability insurance coverage otherwise available to the officers and directors for any such claims. Notwithstanding any limitation on indemnification otherwise applicable hereunder, RBI and HCB shall be obligated to pay (or reimburse any officer or director for) the deductible amount related to any losses or expenses under any director's and officer liability insurance policy.

     (d) HCB shall use its best efforts to cause each of its officers and directors to certify to RBI any facts, circumstances or events known to them which are the basis for (i) a filed claim against HCB, or (ii) any overtly threatened claims received in writing against HCB known to them.

     (e) RBI shall advance expenses as incurred provided the person to whom expenses are advanced provides a satisfactory undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. RBI shall not be obligated to advance any expenses related to
(i) matters described in subsection (b) above, or (ii) matters described in subsection (a), if the applicable indemnification limit has been reached, provided that nothing in this subsection (e) shall impair or limit the obligation of RBI under subsection (c) above to advance expenses not in excess of the applicable deductible for the directors and officer's liability insurance.

     Section 10.02 D&O INSURANCE. For a period of six (6) years after the Effective Date, directors and officers liability insurance for acts and omissions occurring prior to the Effective Date will be continued through existing policies or policies obtained by RBI after the Effective Date in an amount and containing terms and conditions not less than the coverage provided by HCB prior to the consummation of the Share Acquisition. Coverage for acts and omissions occurring after the Effective Date, will be provided to directors and officers of the Bank as determined by RBI and the Bank. Sections 10.01 and 10.02 shall be construed as an agreement as to which the directors and officers of HCB and the Bank are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers as of the day and year first above written.


                                        ROCK BANCSHARES, INC.


                                        By /s/ L. Walter Quinn
                                          --------------------------------------
                                          L. Walter Quinn,  President


                                        HCB BANCSHARES, INC.


                                        By /s/ Charles Black
                                          --------------------------------------
                                          Charles Black, President

                                                                       EXHIBIT B
                              [LETTERHEAD OF KBW]






Board of Directors
HCB Bancshares, Inc
237 Jackson St SW
Camden, AR   71701


Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of HCB Bancshares, Inc. ("HCBB"), of the consideration to be paid to HCB Bancshares, Inc. in the merger (the "Merger") between HCBB and Rock Bancshares, Inc. ("RBI"). We have not been requested to opine as to, and our opinion does not in any manner address, HCBB's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated on or about January 13, 2004 by and among HCBB and RBI (the "Agreement"), at the effective time of the Merger ("Effective Time"), RBI will acquire all of HCBB's issued and outstanding shares of common stock. HCBB's shareholders will receive $18.63 in cash per share, if the Effective Time is after July 31, 2004 or such other cash consideration as described in Section 2.03 of the Agreement.

In addition, the holders of HCBB stock options will be cancelled and the option holders will be paid in cash an amount defined in Section 2.03(c) of the Agreement. The complete terms of the proposed transaction are described in the Agreement and this summary is qualified in its entirety by reference thereto.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by HCBB, including (i) the Agreement; (ii) Consolidated Financial Statements and Independent Auditors' Report for the Years ended June 30, 2003 and 2002; (iii) Unaudited financial statements for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004; (iv) the results of the marketing process performed by Gerrish & McCreary, P.C.; and (v) other information we deemed relevant. We have discussed with the senior management of HCBB, the current position and prospective outlook for HCBB. We reviewed financial and stock market data of other banking institutions, particularly those with an asset size of less than $500 million, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of banking institutions or proposed changes of control of comparably situated companies.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by HCBB and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from HCBB, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of HCBB's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of HCBB. We have further relied on the assurances of management of HCBB that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to HCBB or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to HCBB in connection with the Merger and will receive a fee for such services. In addition, HCBB has agreed to indemnify us for certain liabilities arising out of our engagement by HCBB in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the shareholders of HCBB in the Merger is fair, from a financial point of view, to the stockholders of HCBB.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of HCBB used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of HCBB in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

/s/ Keefe, Bruyette, & Woods, Inc.


Keefe, Bruyette, & Woods, Inc.

                                                                      APPENDIX C

                        Oklahoma Appraisal Rights Statute

     A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to the shares, who continuously holds the shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of the shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and "depository receipt" means an instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

     B.1. Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Section 1081, other than a merger effected pursuant to subsection G of Section 1081, and Sections 1082, 1086, 1087, 1090.1 or 1090.2 of this title.

     2.A. No appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

     (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

     (2) held of record by more than two thousand holders.

     No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection G of Section 1081 of this title.

     B. In addition, no appraisal rights shall be available for any shares of stock, or depository receipts in respect thereof, of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

     3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086, 1087, 1090.1 or 1090.2 of this title to accept for the stock anything except:

     A. shares of stock of the corporation surviving or resulting from the merger or consolidation or depository receipts thereof, or

     B. shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than two thousand holders, or

     C. cash in lieu of fractional shares or fractional depository receipts described in subparagraphs a and b of this paragraph, or

     D. any combination of the shares of stock, depository receipts, and cash in lieu of the fractional shares or depository receipts described in subparagraphs a, b, and c of this paragraph.

     4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

     C. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

     D. Appraisal rights shall be perfected as follows:

     1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in the notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of the merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

     2. If the merger or consolidation is approved pursuant to the provisions of
     Section 1073 or 1083 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all of the shares of the class or series of stock of the constituent corporation, and shall include in such notice a copy of this section; provided, if the notice is given on or after the effective date of the merger or consolidation, the notice shall be given by the surviving or resulting corporation to all the holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. The notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify the shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the holder's shares. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the holder's shares. If the notice does not notify shareholders of the effective date of the merger or consolidation either:

     A. each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of the constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

     B. the surviving or resulting corporation shall send a second notice to all holders on or within ten (10) days after the effective date of the merger or consolidation; provided, however, that if the second notice is sent more than twenty (20) days following the mailing of the first notice, the second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of the holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     E. Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty
     (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

     F. Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after service, shall file, in the office of the court clerk of the district court in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated.
     Notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

     G. At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with this direction, the court may dismiss the proceedings as to that shareholder.

     H. After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

     I. The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be made to each shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing the stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether the surviving or resulting corporation be a corporation of this state or of any other state.

     J. The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     K. From and after the effective date of the merger or consolidation, no shareholder who has demanded appraisal rights as provided for in subsection D of this section shall be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if the shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of the shareholder to an appraisal shall cease; provided further, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and approval may be conditioned upon terms as the court deems just.

     L. The shares of the surviving or resulting corporation into which the shares of any objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       EXHIBIT D

                             ROCK BANCSHARES, INC.
                         (A Development Stage Company)


                                 Balance Sheet
                                 March 31, 2004


                   Together With Independent Auditors' Report

                                ERWIN & COMPANY
                           A PROFESSIONAL ASSOCIATION
                          CERTIFIED PUBLIC ACCOUNTANTS

                                                                6311 RANCH DRIVE
                                                          LITTLE ROCK, AR  72223
                                                                  (501) 868-7486
                                                            (501) 868-7750 (Fax)

                          Independent Auditor's Report
                          ----------------------------

The Board of Directors
Rock Bancshares, Inc.

We have audited the accompanying balance sheet of Rock Bancshares, Inc. (a development stage company) as of March 31, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Rock Bancshares, Inc. as of March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/ Erwin & Company

Little Rock, Arkansas
April 28, 2004

                             ROCK BANCSHARES, INC.
                         (A Development Stage Company)


                                 BALANCE SHEET

                                 March 31, 2004


                                     ASSETS
                                     ------

Prepaid insurance                                       $  1,684
Vehicle and equipment, net of
 accumulated depreciation of $1,962                       38,714
Costs of acquisition - HCB Bancshares, Inc.              130,760
Earnest money deposit - HCB Bancshares, Inc.             750,000
                                                        --------

                                                        $921,158
                                                        ========


                      LIABILITIES AND SHAREHOLDER'S EQUITY
                      ------------------------------------

Liabilities:
  Accounts payable                                      $ 26,801
  Accrued interest payable                                10,541
  Note payable                                           750,000
                                                        --------

        Total liabilities                                787,342
                                                        --------

Shareholder's equity:
  Common stock, $.10 par value; 1,000,000 shares
   authorized, 25,000 shares issued and outstanding        2,500
  Additional paid-in capital                             194,700
  Deficit accumulated during the development stage       (63,384)
                                                        --------

        Total shareholder's equity                       133,816
                                                        --------

                                                        $921,158
                                                        ========

                             See accompanying notes

                             ROCK BANCSHARES, INC.
                         (A Development Stage Company)

                             NOTES TO BALANCE SHEET

                                 March 31, 2004



(1) SUMMARY OF SIGNFICANT ACCOUNTNG POLICIES:

        Nature of operations -

          Rock Bancshares, Inc. (the Company) was incorporated as an Arkansas Corporation on January 12, 2004 for the purpose of acquiring all of the outstanding stock of HCB Bancshares, Inc., a savings and loan holding company that owns all of the outstanding stock of Heartland Community Bank, a federally chartered savings bank located in Camden, Arkansas. The Company has been in the development stage since its formation.

        Use of estimates -

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

        Vehicle and equipment -

          Vehicle   and   equipment   are   stated  at  cost  less   accumulated
     depreciation. Depreciation is charged to expense using the straight-line method over useful lives of 3- 5 years.

        Income taxes -

          The Company has applied for an election to be taxed under Subchapter S of the Internal Revenue Code. As a result of this election, all taxable income of the Company will be taxable at the shareholder level.

(2) NOTE PAYABLE:

        Note payable at March 31, 2004 consists of the following:

    Note payable to Bancorp Holdings, LLC (an
     entity related through common ownership);
     principal and accrued interest (at 4.5%)
     payable at maturity on June 4, 2004                     $750,000
                                                             ========

(3) COMMITMENTS:

     On January 13, 2004, the Company entered into an agreement with HCB Bancshares, Inc. (HCB) to purchase all of the outstanding stock of HCB and its subsidiary, Heartland Community Bank, in exchange for approximately $27 million. The consummation of the acquisition is contingent upon approval by the Office of Thrift Supervision and other performance factors. The Company paid HCB a $750,000 earnest money deposit in connection with the acquisition agreement. All costs incurred to date by the Company in connection with the acquisition of HCB have been capitalized.

     The Company has entered into an agreement with the investment-banking firm of Hoefer & Arnett, Inc. in which the Company will pay approximately $150,000 in exchange for Hoefer & Arnett's assistance in raising approximately $11.7 million in capital to be used in the Company's planned acquisition of HCB on or around June 30, 2004.

     The Company has also received a commitment from First Tennessee Bank to loan the Company up to $15 million to be used for the acquisition of HCB. Advances under this commitment will be secured by all of the outstanding stock of Heartland Community Bank and a guarantee of the Company's shareholder. Interest on any advances will be payable quarterly at Prime plus 0.5% (4.5% at March 31, 2004) with the entire principal balance due at maturity two years after the purchase is consummated.

(4) SUBSEQUENT EVENT:

     In connection with the planned acquisition of HCB, the Company entered into an agreement on April 19, 2004 with another financial institution to dispose of certain loans, deposits and real property associated with HCB's Camden branch within 31 days of the acquisition of HCB. This transaction is also contingent upon approval by the Office of Thrift Supervision and other regulatory authorities.

                                 REVOCABLE PROXY

--------------------------------------------------------------------------------
                              HCB BANCSHARES, INC.
                                Camden, Arkansas
--------------------------------------------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                  June 24, 2004

     The undersigned hereby appoints Charles T. Black and Clifford O. Steelman, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of HCB Bancshares which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at The Camden Country Club, 1915 Washington Street SW, Camden, Arkansas 71701- on Thursday, June 24, 2004 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                                                                           FOR         AGAINST       ABSTAIN
                                                                                           ---         -------       -------
          1.   To approve the Agreement of  Acquisition  dated as of January 13,
               2004, by and among HCB Bancshares, Inc. and Rock Bancshares, Inc.           / /          / /            / /

          2.   To  adjourn  the  special  meeting,  if  necessary,   to  solicit
               additional  proxies in the event there are not  sufficient  votes           / /          / /            / /
               present,  in  person  or by  proxy,  to  adopt  and  approve  the acquisition agreement.


          ------------------------------------------------------------------

       The Board of Directors recommends a vote "FOR" the listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE LISTED PROPOSITIONS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of HCB Bancshares at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from HCB Bancshares prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement dated May 24, 2004.


Dated:                         , 2004
       ------------------------




-----------------------------------   --------------------------------------
PRINT NAME OF SHAREHOLDER             PRINT NAME OF SHAREHOLDER


-----------------------------------   --------------------------------------
SIGNATURE OF SHAREHOLDER              SIGNATURE OF SHAREHOLDER




     Please sign exactly as your name appears on the envelope in which this form of proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------